CODE OF BUSINESS CONDUCT
                                      AND
                                 CODE OF ETHICS

                     ALLIANZ GLOBAL INVESTORS U.S. HOLDINGS
                                and subsidiaries

                      ALLIANZ ASSET MANAGEMENT OF AMERICA












Effective: April 1, 2013, Amended December 12, 2016

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                              TABLE OF CONTENTS

I.   GENERAL POLICY STATEMENT
          A. COMPLIANCE                                                        3
          B. CERTIFICATIONS                                                    3
II.  CODE OF BUSINESS CONDUCT
          A. FIDUCIARY DUTY OF OUR INVESTMENT ADVISERS                         4
          B. GENERAL OBLIGATIONS OF ALL COVERED PERSONS                        4
          C. INSIDER TRADING POLICIES AND PROCEDURES                           5
          D. ANTI-CORRUPTION                                                  12
          E. GIFTS AND BUSINESS ENTERTAINMENT POLICY                          12
          F. CHARITABLE CONTRIBUTIONS                                         15
          G. POLITICAL CONTRIBUTIONS                                          16
          H. OUTSIDE BUSINESS ACTIVITIES                                      16
          I. SERVICE AS DIRECTOR OF ANY UNAFFILIATED ORGANIZATION             17
          J. PRIVACY                                                          17
          K. POLICY FOR REPORTING SUSPICIOUS ACTIVITIES AND CONCERNS          18
III. CODE OF ETHICS
          A. GLOBAL PERSONAL ACCOUNT DEALING POLICY                           20


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                          I. GENERAL POLICY STATEMENT
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The Code has been adopted by Allianz Asset Management of America L.P. ("AAMA
LP"), Allianz Asset Management of America LLC ("AAMA LLC"), Allianz Global Investors U.S. Holdings LLC ("AGI U.S. Holdings"), Allianz Global Investors U.S. LLC ("AGI U.S."), Allianz Global Investors Distributors LLC ("AGID"), Allianz Global Investors Fund Management LLC ("AGIFM"), NFJ Investment Group LLC ("NFJ"), and Pallas Investment Partners, L.P.(1) ("Pallas") (each, a "Company") and is applicable to all partners, officers, directors, and employees of the Company, interns and Temporary Employees (i.e., temp, consultant or contractor) (collectively, "Covered Persons"). The Code is based on the principle that in addition to the fiduciary obligations of the Company, you owe a fiduciary duty to the shareholders of the registered investment companies (the "Funds"), other clients for which the Company serves as an adviser or sub-adviser (the "Advisory Clients"), and customers of our broker-dealer ("Customers" and together with Funds and Advisory Clients, "Clients"). Accordingly, you must avoid activities, interests and relationships that could interfere or appear to interfere with making decisions in the best interests of Clients.

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                                 A. COMPLIANCE
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Compliance with the Code is considered a basic condition of employment with the
Company. We take this Code and your obligations under it very seriously. A failure to comply with the Code may constitute grounds for remedial actions, which may include, but are not limited to, a letter of caution, warning or censure, recertification of the Code, disgorgement of profits, suspension of trading privileges, termination of officer title, and/or suspension or termination of employment. Situations that are questionable may be resolved against your personal interests. Violations of this Code may also constitute violations of law, which could result in criminal or civil penalties for you and/or the Company.

In addition, the Federal Securities Laws(2) require companies and individual supervisors to reasonably supervise Covered Persons with a view toward preventing violations of law and violations of a company's Code. As a result, all Covered Persons who have supervisory responsibility should endeavor to ensure that those individuals that they supervise, including Temporary Employees, are familiar with and remain in compliance with its requirements.

Further, Covered Persons must refrain from any intentional act or omission, which is illegal under applicable laws or regulations, and which may result in an actual or potential loss of Company assets or revenue or harm of reputation.

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                               B. CERTIFICATIONS
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Covered Persons are required to certify their receipt and understanding of and compliance with the Code within ten days of becoming a Covered Person. On an annual basis, all Covered Persons are required to re-certify their understanding of and compliance with the Code. You will be provided with timely notification of these certification requirements and directions on how to complete them by the Code of Ethics Office. Other reporting and certification requirements are set forth in the Gifts and Business Entertainment Policy, Political Contributions Policy, and Personal Securities Transactions Policy.


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(1) Although Pallas is an unaffiliated registered investment adviser, it shares common employees, facilities and systems with AGI U. S.

(2) Including without limitation, the Investment Advisers Act of 1940, as amended ("Advisers Act"), the Investment Company Act of 1940, as amended ("1940 Act"), the Securities Act of 1933, as amended ("Securities Act"), the Securities Exchange Act of 1934, as amended ("Exchange Act"), the Sarbanes-Oxley Act of 2002, the Gramm-Leach-Bliley Act, the Dodd-Frank Act of 2010, any rules adopted by the Securities and Exchange Commission ("SEC") and other regulatory bodies under these statutes, the U.S.A. Patriot Act and Bank Secrecy Act as it applies to mutual funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of Treasury.

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                          II. CODE OF BUSINESS CONDUCT
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                  A. FIDUCIARY DUTY OF OUR INVESTMENT ADVISERS
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Our investment advisers owe a fiduciary duty to the Clients for which they serve as an adviser or sub-adviser. Covered Persons of our investment advisers must avoid activities, interests, and relationships that could interfere or appear to interfere with our advisers' fiduciary duties. Accordingly, at all times, Covered Persons must place the interests of Clients first and scrupulously avoid serving their own personal interests ahead of the interests of Clients. Covered Persons may not cause a Client to take action, or not to take action, for their personal benefit rather than for the benefit of the Client. For example, you would violate the Code if you caused a Client to purchase a Security(3) you owned for the purpose of increasing the price of that Security. If you are an Investment Person(3) of the Company, you would also violate this Code if you made a personal investment in a Security that might be an appropriate investment for a Client without first considering the Security as an investment for the Client. Investment opportunities of limited availability that are suitable for Clients also must be considered for purchase for such Clients before an Investment Person may personally trade in them. Such opportunities include, but are not limited to, investments in initial public offerings and private placements.

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                 B. GENERAL OBLIGATIONS OF ALL COVERED PERSONS
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At all times, Covered Persons must:

     1. CONDUCT PERSONAL SECURITIES TRANSACTIONS IN FULL COMPLIANCE WITH THE CODE INCLUDING THE INSIDER TRADING POLICY AND PERSONAL SECURITIES TRANSACTIONS POLICY. The Company encourages you and your family to develop personal investment programs. However, you must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety.

     2. AVOID TAKING INAPPROPRIATE ADVANTAGE OF YOUR POSITION. The receipt of investment opportunities, gifts or gratuities from persons seeking business with the Company directly or on behalf of a Client of the Company could call into question the independence of your business judgment. In addition, information concerning the identity of security holdings and financial circumstances of a Client is confidential. You may not use personal or account information of any Client of the Company except as permitted by the Company's Privacy policies (See section III.J on Privacy).

     3. COMPLY WITH APPLICABLE FEDERAL SECURITIES LAWS AND REGULATIONS. You are not permitted to: (i) defraud a Client in any manner; (ii) mislead a Client, including making a statement that omits material facts;
          (iii) engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon a Client; (iv) engage in any manipulative practice with respect to a Client; (v) engage in any manipulative practices with respect to securities, including price manipulation; or (vi) otherwise violate applicable Federal Securities Laws and regulations. AGID Covered Persons and/or AGID Registered Representatives(3) must also comply with applicable NASD/FINRA and MSRB rules and AGIFM and AGI U.S. Covered Persons must also comply with applicable Commodity Futures Trading Commission ("CFTC") regulations. In the event that you are unsure of any such laws or regulations, consult your Legal Department.


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(3) As defined in the Personal Securities Transactions Policy.

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A potential violation of the Code may result in remedial actions, which may include but are not limited to, a letter of caution, warning or censure, recertification of the Code, disgorgement of profits, suspension of trading privileges, termination of officer title, and/or suspension or termination of employment. Situations that are questionable may be resolved against your personal interests.

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                   C. INSIDER TRADING POLICIES AND PROCEDURES
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SECTION I. POLICY STATEMENT ON INSIDER TRADING

The Company forbids any of its partners, officers, directors, and employees, including interns and Temporary Employees (i.e., temp, consultant or contractor) (collectively, "Covered Persons") from trading, either personally or on behalf of others (such as, the Clients), on the basis of material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading."

The law related to prohibitions on insider trading is based on the broad anti-fraud provisions of the Securities Act and the Exchange Act which were enacted after the United States market crash of 1929. The Exchange Act addressed insider trading directly through Section 16(b) and indirectly through
Section 10(b).(4)

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

     (1) trading by an insider, while aware of material, non-public information;

     (2) trading by a non-insider, while aware of material, non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or

     (3) communicating material, non-public information to others in breach of a duty of trust or confidence.

Any questions regarding this policy statement and the related procedures set forth herein should be referred to your Company's Chief Compliance Officer or Chief Legal Officer, or to the AAMA LP General Counsel or AGI U.S. Holdings General Counsel.

Please note that Covered Persons are subject to other Company policies that prohibit or restrict the disclosure or use of material, non-public information regarding Clients and their investments, regardless of whether the disclosure or use gives rise to insider trading. For instance, the selective disclosure of portfolio holdings or related information regarding Clients to third parties is generally prohibited except in limited circumstances in accordance with applicable Company or Fund policies. In addition, the Affiliated Closed-End Funds(5) have adopted policies under


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(4) Section 16(b) prohibits short-swing profits by corporate insiders in their own corporation's stock, except in very limited circumstances. It applies only to directors or officers of the corporation and those holding greater than 10% of the stock and is designed to prevent insider trading by those most likely to be privy to important corporate information. Section 10(b) makes it unlawful for any person to use or employ in the connection with the purchase or sale of any security registered on a national securities exchange or any security not so registered, any manipulative or deceptive device or in contravention of such rules and regulations as the SEC may prescribe.
(5) Closed-end funds that are advised or sub-advised by AllianzGI U.S., NFJ or any of their affiliates (excluding Pacific Investment Management Company LLC (PIMCO) and PIMCO Investments LLC).

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Regulation FD which govern and severely restrict circumstances under which a
Covered Person acting on behalf of the Affiliated Closed-End Funds (i.e., an "insider") may selectively disclose material non-public information regarding the funds to certain categories of third parties (e.g., broker-dealers, analysts, investment advisers, funds and shareholders). If you have any questions, you should consult with the individuals noted in the prior paragraph before disclosing or using material, non-public information regarding Clients and their investments under any circumstances.

1. TO WHOM DOES THE INSIDER TRADING POLICY APPLY?

This policy applies to Covered Persons and extends to activities within and outside their duties at the Company. This policy also applies to any transactions in any securities by family members, trusts or corporations controlled by such persons.

In particular, this policy applies to securities transactions by (but not limited to):

     o   the Covered Person's spouse;

     o   the Covered Person's minor children;

     o   any other relatives living in the Covered Person's household;

     o a trust in which the Covered Person has a beneficial interest, unless such person has no direct or indirect control over the trust;

     o   a trust for which the Covered Person is a trustee;

     o   a revocable trust for which the Covered Person is a settlor;

     o a corporation of which the Covered Person is an officer, director or 10% or greater stockholder; or

     o a partnership of which the Covered Person is a partner (including most investment clubs) unless the Covered Person has no direct or indirect control over the partnership.

2. WHAT IS MATERIAL INFORMATION?

Trading on inside information is not a basis for liability unless the information is deemed to be material. "Material Information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

Although there is no precise, generally accepted definition of materiality, information is likely to be material if it relates to significant changes affecting such matters as:

     o   dividend or earnings expectations;

     o   write-downs or write-offs of assets;

     o   additions to reserves for bad debts or contingent liabilities;

     o   expansion or curtailment of company or major division operations;

     o proposals or agreements involving a joint venture, merger, acquisition, divestiture, or leveraged buy-out;

     o   new products or services;

     o   exploratory, discovery or research developments;

     o   criminal indictments, civil litigation or government investigations;

     o disputes with major suppliers or customers or significant changes in the relationships with such parties;

     o   labor disputes including strikes or lockouts;

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     o    substantial changes in accounting methods;

     o    major litigation developments;

     o    major personnel changes; o debt service or liquidity problems;

     o    bankruptcy or insolvency;

     o    extraordinary management developments;

     o    public offerings or private sales of debt or equity securities;

     o    calls, redemptions or purchases of a company's own stock;

     o    issuer tender offers; or

     o    recapitalizations.

Information provided by a company could be material because of its expected effect on a particular class of the company's securities, all of the company's securities, the securities of another company, or the securities of several companies. Moreover, the resulting prohibition against the misuses of Material Information reaches all types of securities (whether stock or other equity interests, corporate debt, government or municipal obligations, or commercial paper) as well as any option related to that security (such as a put, call or index security).

Material Information does not have to relate to a company's business. For example, in CARPENTER V. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for THE WALL STREET JOURNAL was found criminally liable for disclosing to others the dates that reports on various companies would appear in THE WALL STREET JOURNAL and whether those reports would be favorable or not.

3. WHAT IS NON-PUBLIC INFORMATION?

In order for issues concerning insider trading to arise, information must not only be material, it must be "NON-PUBLIC". "Non-Public Information" is information which has not been made available to investors generally. Information received in circumstances indicating that it is not yet in general circulation or where the recipient knows or should know that the information could only have been provided by an "insider" is also deemed Non-Public Information.

At such time as Material Non-Public Information has been effectively distributed to the investing public, it is no longer subject to insider trading restrictions. However, for Non-Public Information to become public information, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.

To show that Material Information is public, you should be able to point to some fact verifying that the information has become generally available, for example, disclosure in a national business and financial wire service (Dow Jones or Reuters), a national news service (AP or UPI), a national newspaper (THE WALL STREET JOURNAL, THE NEW YORK TIMES or THE FINANCIAL TIMES), or a publicly disseminated disclosure document (a proxy statement or prospectus). The circulation of rumors or "talk on the street", even if accurate, widespread and reported in the media or social media does not constitute the requisite public disclosure. The information must not only be publicly disclosed, there must also be adequate time for the market as a whole to digest the information. Although timing may vary depending upon the circumstances, a good rule of thumb is that information is considered non-public until the third business day after public disclosure.

Material Non-Public Information is not made public by selective dissemination. Material Information improperly disclosed only to institutional investors or to a fund analyst or a favored group of analysts retains its status as Non-Public Information which must not be disclosed or

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otherwise misused. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the "inside" information possessed by the Company has yet to be publicly disclosed, the information is deemed "non-public" and may not be misused.

INFORMATION PROVIDED IN CONFIDENCE. It is possible that one or more Covered Persons of the Company may become temporary "insiders" because of a duty of trust or confidence. A duty of trust or confidence can arise: (1) whenever a person agrees to maintain information in confidence; (2) when two people have a history, pattern, or practice of sharing confidences such that the recipient of the information knows or reasonably should know that the person communicating the Material Non-Public Information expects that the recipient will maintain its confidentiality; or (3) whenever a person receives or obtains Material Non-Public Information from certain close family members such as spouses, parents, children and siblings. For example, personnel at the Company may become insiders when an external source, such as a company whose securities are held by one or more of the accounts managed by the Company, discloses Material Non-Public Information to the Company's portfolio managers or analysts with the expectation that the information will remain confidential.

As an "insider", the Company and any applicable Covered Person has a duty not to breach the trust of the party that has communicated the Material Non-Public Information by misusing that information. This duty may arise because the Company has entered or has been invited to enter into a commercial relationship with a company, Client or prospective Client and has been given access to confidential information solely for the corporate purposes of that company, Client or prospective Client. This duty remains whether or not the Company ultimately participates in the transaction.

INFORMATION DISCLOSED IN BREACH OF A DUTY. Analysts and portfolio managers at the Company must be especially wary of Material Non-Public Information disclosed in breach of corporate insider's duty of trust or confidence that he or she owes the corporation and shareholders. Even where there is no expectation of confidentiality, a person may become an "insider" upon receiving material, non-public information in circumstances where a person knows, or should know, that a corporate insider is disclosing information in breach of a duty of trust and confidence that he or she owes the corporation and its shareholders. Whether the disclosure is an improper "tip" that renders the recipient a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure. In the context of an improper disclosure by a corporate insider, the requisite "personal benefit" may not be limited to a present or future monetary gain. Rather, a prohibited personal benefit could include a reputational benefit, an expectation of a "quid pro quo" from the recipient or the recipient's employer by a gift of the "inside" information.

A person may, depending on the circumstances, also become an "insider" or "tippee" when he or she obtains Material Non-Public Information by happenstance, including information derived from social situations, business gatherings, overheard conversations, misplaced documents, and "tips" from insiders or other third parties.

INVESTMENT INFORMATION RELATING TO OUR CLIENTS IS NON-PUBLIC INSIDE INFORMATION. In the course of your employment, Covered Persons may learn about the current or pending investment activities of our Clients (e.g. actual or pending purchases and sales of securities). Using or sharing this information other than in connection with the investment of Client accounts is considered acting on inside information and therefore prohibited. The Boards of the Funds (both proprietary and third party sub-advised) have adopted Portfolio Holdings Disclosure Policies to prevent the misuse of Material Non-Public Information relating to the Funds and to ensure all shareholders of the Funds have equal access to portfolio holdings information. In that regard, Covered Persons

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must follow the Funds' policies on disclosure of non-public portfolio holdings information unless disclosure is specifically permitted under other sharing of investment-related information.

4. IDENTIFYING MATERIAL INFORMATION

Before trading for yourself or others, including investment companies or private accounts managed by the Company, in the securities of a company about which you may have potential Material Non-Public Information, ask yourself the following questions:

i. Is this information that an investor could consider important in making his or her investment decisions? Is this information that could substantially affect the market price of the securities if generally disclosed?

ii. To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in THE FINANCIAL TIMES, REUTERS, THE WALL STREET JOURNAL or other publications of general circulation?

Given the potentially severe regulatory, civil and criminal sanctions to which you, the Company and its personnel could be subject, any Covered Persons uncertain as to whether the information he or she possesses is Material Non-Public Information should immediately take the following steps:

i. Report the matter immediately to the Company's Chief Compliance Officer or the Chief Legal Officer, or the AAMA LP General Counsel or AGI U.S. Holdings General Counsel;

ii. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by the Company; and

iii. Do not communicate the information inside or outside the Company, other than to your Chief Compliance Officer or Chief Legal Officer, or the AAMA LP General Counsel or AGI U. S. Holdings General Counsel.

After the Chief Compliance Officer or Chief Legal Officer, or the AAMA LP General Counsel or AGI U.S. Holdings General Counsel has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication or will be allowed to trade and communicate the information.

5. PENALTIES FOR INSIDER TRADING

Penalties for trading on or communicating Material Non-Public Information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include: civil injunctions, treble damages, disgorgement of profits, jail sentences, fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this policy statement can be expected to result in serious sanctions by the Company, including possible dismissal of the persons involved.



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SECTION II.  PROCEDURES TO PREVENT INSIDER TRADING

The following procedures have been established to aid Covered Persons of the Company in avoiding insider trading, and to aid the Company in preventing, detecting and imposing sanctions against insider trading. Every Covered Person of the Company must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. Also refer to your Company's compliance policies and procedures for detailed procedures.

1. TRADING RESTRICTIONS AND REPORTING REQUIREMENTS

     a. No Covered Person of the Company who is aware of Material Non-Public Information relating to the Company, including Allianz SE, may buy or sell any securities of the Company, including Allianz SE, or engage in any other action to take advantage of, or pass on to others, such Material Non-Public Information.

     b. No Covered Person of the Company who is aware of Material Non-Public Information which relates to any other company, entity, or Client in circumstances in which such person is deemed to be an insider or is otherwise subject to restrictions under the Federal Securities Laws may buy or sell securities of that company or otherwise take advantage of, or pass on to others, such Material Non-Public Information.

     c. No Covered Person of the Company shall engage in a securities transaction with respect to the securities of Allianz SE, EXCEPT in accordance with the specific procedures published from time to time by the Company.

     d. No Covered Person shall engage in a personal securities transaction with respect to any securities of any other company, EXCEPT in accordance with the specific procedures set forth in the Company's Personal Securities Transactions Policy.

     e. Covered Persons shall submit reports concerning each security transaction in accordance with the terms of the Company's Personal Securities Transactions Policy and verify their personal ownership of securities in accordance with the procedures set forth in the Company's Personal Securities Transactions Policy.

     f. Because even inadvertent disclosure of Material Non-Public Information to others can lead to significant legal difficulties, Covered Persons of the Company should not discuss any potentially Material Non-Public Information concerning the Company or other companies, including other Covered Persons, except as specifically required in the performance of their duties.

     g. Covered Persons managing the work of Temporary Employees who have access to Material Non-Public Information are responsible for ensuring that Temporary Employees are aware of this procedure and the consequences of non-compliance.

     h.   A Covered Person's obligation to notify the Company's Chief
          Compliance Officer or Chief Legal Officer, or the AAMA LP General Counsel or AGI U.S. Holdings General Counsel of a potential insider trading violation applies even if the Covered Person knows or has reason to believe that the Company's Chief Compliance Officer or Chief Legal Officer, or AAMA LP General Counsel or AGI U.S. Holdings
          General Counsel has already been informed by other Covered Persons.




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2. INFORMATION BARRIER PROCEDURES

The Insider Trading and Securities Fraud Enforcement Act in the U.S. requires the establishment and strict enforcement of procedures reasonably designed to prevent the misuse of "inside" information. Accordingly, you should not discuss Material Non-Public Information about the Company or other companies with anyone, including other Covered Persons, except as required in the performance of your regular duties. In addition, care should be taken so that such information is secure. For example, files containing Material Non-Public Information should be sealed; access to computer files containing Material Non-Public Information should be restricted. For additional information, please refer to your Company's compliance policies and procedures.

3. OVER THE WALL AND MARKET SOUNDING PROCEDURES

Generally, "over the wall" and "market sounding" refers to the market practice where underwriters and issuers ("sounding parties") contact institutional investors to assess the appetite of the marketplace for a transaction.(6) If the Company participates in over the wall discussions or market soundings or in the event the Company becomes aware at any time that a Covered Person has come into possession of Material Non-Public Information, a global trading restriction will be placed on the issuer's securities for firm trades and personal securities transactions. Covered Persons are also prohibited from communicating the information inside or outside the Company, other than to Legal and Compliance. For additional information, please refer to your Company's compliance policies and procedures.

4. EXPERT NETWORK CONSULTANTS PROCEDURES

Covered Persons may from time to time make use of paid investment research consultant firms or expert networks ("Investment Research Consultant Firms")(7) which may gather and summarize information for the Company or which may maintain a network of individual consultants ("Consultants") (8) that are made available to the Company. Investment Research Consultant Firms and Consultants will typically gather, analyze and provide information that may assist in providing the basis for investment decisions by the Company and its employees. Covered Persons should actively seek to prevent the disclosure of Material Non-Public Information to them by Investment Research Consultant Firms and Consultants. In the event that a Covered Person receives Material Non-Public Information, the Covered Person may not share the Material Non-Public Information inside or outside the firm, other than with Legal and Compliance, or execute trades in securities based on the Material Non-Public Information on behalf of any Client account or for his or her own personal accounts. For additional information, please refer to your Company's compliance policies and procedures.




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(6) In North America, the practice of market sounding is generally known as confidential pre-marketing. As a condition of participating in such pre-marketing/market sounding efforts, the underwriters require the potential investors to enter into confidentiality agreements, in which they agree not to disclose the information about the potential offering or trade in the issuer's securities until the information becomes public or is no longer considered current.

(7) For purposes of these procedures, "Investment Research Consultant Firms" are firms that employ or have similar arrangements with professionals in various fields of expertise to conduct, analyze, review and/or provide specialized information and research services for third parties. Investment Research Consultant Firms do not include entities whose employees provide generally available market and/or securities analysis or information.

(8) For purposes of these procedures, "Consultants" include individuals who provide, analyze and/or research information for third parties pursuant to their employment or other arrangement with an Investment Research Consultant Firm.

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5. RESOLVING ISSUES CONCERNING INSIDER TRADING

The Federal Securities Laws, including the U.S. laws governing insider trading, are complex. If you have any doubts or questions as to the materiality or non-public nature of information in your possession or as to any of the applicability or interpretation of any of the foregoing procedures or as to the propriety of any action, you should contact your Company's Chief Compliance Officer or Chief Legal Officer, or AAMA LP General Counsel or AGI U.S. Holdings General Counsel. Until advised to the contrary by your Company's Chief Compliance Officer or Chief Legal Officer, or AAMA LP General Counsel or AGI U.S. Holdings General Counsel, you should presume that the information is Material Non-Public Information and you should NOT trade in the securities or disclose this information to anyone.

--------------------------------------------------------------------------------
                               D. ANTI-CORRUPTION
--------------------------------------------------------------------------------

The Company does not tolerate any form of corruption. Federal and State laws, and laws of other countries, prohibit the payment or receipt of bribes, kickbacks, inducements, facilitation payments, non-monetary benefits, or other illegal gratuities or payments by or on behalf of any of our Companies or Covered Persons in connection with our businesses. For example, the U.S. Foreign Corrupt Practices Act makes it a crime to corruptly give, promise or authorize payment, in cash or in kind, for any service to a foreign government official or political party in connection with obtaining or retaining business. The U.K. Bribery Act prohibits corruption of public officials as well as business-to-business corruption. Each Company, through its policies and practices, is committed to comply fully with these and other anti-corruption laws. If you or any member of your household is solicited to make or receive an illegal payment, or have any questions regarding whether any solicitation to receive or make a payment is illegal, contact your Company's Chief Compliance Officer or Chief Legal Officer, or AAMA LP General Counsel or AGI U.S. Holdings General Counsel. For additional information, please refer to your Company's compliance policies and procedures.

--------------------------------------------------------------------------------
                   E. GIFTS AND BUSINESS ENTERTAINMENT POLICY
--------------------------------------------------------------------------------

The Company is committed to having policies and procedures designed to ensure that Covered Persons do not attempt to improperly influence Clients or prospective Clients with gifts or business entertainment and are not unduly influenced themselves by the receipt of gifts or business entertainment. The Company's policies are designed to prohibit Covered Persons who purchase products and services as part of their job responsibilities from using their position for their own benefit.

Providing gifts or business entertainment is improper when a Covered Person's giving of a gift or business entertainment is or appears to be an attempt to obtain business through inappropriate means or to gain a special advantage in a business relationship. It is important for Covered Persons to keep in mind that these activities may create the appearance of a conflict and in certain cases may implicate regulations applicable to Clients and the Company. Similarly, accepting gifts or business entertainment is improper when it would compromise, or could be reasonably viewed as compromising, a Covered Person's ability to make objective and fair business decisions. Finally, government, union and ERISA plan officials may be subject to additional prohibitions and limits that apply whether or not there is a real or perceived conflict of interest.

                                    Internal

DEFINITIONS

     o GOVERNMENT OFFICIAL -- any government employee, any government plan trustee or staff member, any consultant to a government plan if the consultant meeting is intended to focus on a specific government client or plan, or an immediate family member of any of these individuals.

     o RESTRICTED RECIPIENT -- any union official, or ERISA plan official, any consultant to a union or ERISA plan if the consultant meeting is intended to focus on a specific union or ERISA client or plan, or an immediate family member of any of these individuals.

     o OTHER BUSINESS CONTACT -- any individual employed by a Client, prospective Client, vendor, service provider, media representative or any consultant to the extent the consultant meeting is intended to be for the furtherance of a general relationship between the company and the consultant rather than in connection with any specific client or plan.

PROVIDING GIFTS AND BUSINESS ENTERTAINMENT

GENERAL PRINCIPLES

     o Gifts and business entertainment should be provided in a manner that does not create a conflict of interest or the appearance of a conflict of interest. Covered Persons should use common sense and avoid providing extravagant, lavish or frequent gifts or business entertainment to any recipient.

     o Business entertainment should only be provided at an appropriate venue (Covered Persons should consult their supervisor or the Code of Ethics Office if guidance is required).

     o Covered Persons must accompany a recipient to a meal, sporting or cultural event for the event to be considered "business entertainment." Unaccompanied attendance would be treated as a gift.

     o No gift or business entertainment should be provided with the intention to influence decision making by the recipient.

     o Gifts or business entertainment should be provided in a way that does not attempt to hide the fact that they have been provided.

     o Covered Persons may not give cash or cash equivalent gifts (e.g., American Express or Amazon Gift Card) of any value. Gift Cards and Gift Certificates redeemable only with a specific vendor (e.g., iTunes or Starbucks) are acceptable.

     o In general, gifts should be valued at the higher of cost or market value.

PROVIDING GIFTS AND BUSINESS ENTERTAINMENT TO GOVERNMENT OFFICIALS

     o Covered Persons must obtain approval from the Code of Ethics Office prior to giving a gift or providing business entertainment to a Government Official. A form for this purpose is located in the personal trading system.

PROVIDING GIFTS AND BUSINESS ENTERTAINMENT TO RESTRICTED RECIPIENTS

     o Whenever feasible, Covered Persons must obtain approval from the Code of Ethics Office prior to giving a gift or providing business entertainment to a Restricted Recipient. A form for this purpose is located in the personal trading system.

     o If a situation arises where it is not possible to obtain pre-approval -- e.g., an impromptu cup of coffee -- Covered Persons must exercise sound judgment and comply with prescribed limits, but should notify the Code of Ethics Office promptly after the fact.

     o The combined, companywide value of all gifts and business entertainment provided to a Restricted Recipient by all Covered Persons must be less than $250 per Restricted Recipient, per calendar year.

                                    Internal

     o With pre-approval from the Code of Ethics Office, reimbursement of expenses related to attendance at an educational event may be allowed and will not count toward the $250 annual policy limit.

PROVIDING GIFTS AND BUSINESS ENTERTAINMENT TO OTHER BUSINESS CONTACTS (PERSONS OTHER THAN GOVERNMENT OFFICIALS AND RESTRICTED RECIPIENTS)

     o The combined, companywide value of all gifts provided to a Business Contact by all Covered Persons must not exceed $100 per Business Contact, per calendar year.

     o Gifts of nominal value that include our logo, such as golf balls, towels, pens and desk ornaments, do not count toward the annual $100 limit as long as they are infrequent and the value of the item does not exceed $50.

     o Covered Persons may provide business entertainment up to $250 per person, per business entertainment event, with a $1,000 cumulative limit per person entertained, per calendar year. (Note: dinner and a show would be considered one business entertainment event.)

     o Covered Persons are required to report gifts and business entertainment provided in accordance with the Company's expense policies and procedures.

     o Covered Persons must obtain approval from the Code of Ethics Office prior to giving a gift or providing business entertainment to a Client or prospective Client located outside of the U.S. A form for this purpose is located in the personal trading system.

     o Exceptions to these spending limits must be pre-approved by a Managing Director and the Code of Ethics Office. A form for this purpose is located in the personal trading system.

RECEIVING GIFTS

     o Covered Persons (including any immediate family members) may not accept gifts worth more than $100, in the aggregate, from any one Business Contact per calendar year.

     o Gifts of nominal value that include the Business Contact's company logo, such as golf balls, towels, pens and desk ornaments, do not count toward the annual $100 limit so long as they are infrequent and the value of the item does not exceed $50.

     o In general, gifts should be valued at the higher of cost or market value.

     o Covered Persons may not accept cash or cash equivalent gifts (e.g., American Express or Amazon Gift card) of any value. Gift Cards and Gift Certificates redeemable only with a specific vendor (e.g., iTunes or Starbucks) are acceptable. Covered Persons may not accept preferential discounts of any value from a Business Contact.

     o Any gift(s) with a value of more than $100 must be refused or returned. If it is not practical to return a gift, provide it to the Human Resources Department for donation. In the case of a perishable item worth more than $100, the gift may be shared with the Covered Person's entire department.

     o If the Covered Person wishes to accept a gift that exceeds this policy's individual employee limits, approval from the Code of Ethics Office must be obtained. The gift may then be distributed to employees, through a raffle or otherwise. A form for this purpose is located in the personal trading system.

     o Covered Persons are required to report all gifts received, excluding logoed items worth less than $50, within thirty days of receiving the gift through the personal trading system.

RECEIVING BUSINESS ENTERTAINMENT

     o Covered Persons must be accompanied to a meal, sporting or cultural event by a Business Contact for the event to be considered "business entertainment." Unaccompanied attendance would be treated as a gift.

     o The reason for attending an event must be, in large part, to further a business relationship.

                                    Internal

     o Covered Persons should use common sense and good judgment and avoid extravagant, lavish or frequent business entertainment from a Business Contact (E.G., do not accept out-of-town transportation or accommodations, excessive lunches, dinners, or paid outings).

     o Covered Persons are required to report business entertainment received that exceeds $100 in the aggregate per Business Contact per calendar quarter within thirty days after the quarter-end through the personal trading system.

RECEIVING GIFTS AND BUSINESS ENTERTAINMENT - INVESTMENT PROFESSIONALS

The following requirements only apply to Gifts and Business Entertainment provided by broker/dealers to investment professionals.

     o Investment professionals may accept meals (lunches and dinners) provided by a broker/dealer if the event is related to research or other company business (e.g., meetings with company management, industry experts, analysts or traders).

     o Investment professionals (other than those who work in a trading function) may accept meals (lunches and dinners) provided by a broker/dealer that are not related to research or other company business. All such entertainment must be promptly reported to the Compliance Department. A form for this purpose is located in the personal trading system.

     o Investment professionals (other than those who work in a trading function) may accept other forms of entertainment such as golf tournaments, baseball games and shows. Any single event whose value is in excess of US$100 requires the approval of the regional asset class CIO or Director of Research (for analysts). Records of the approvals are required to be maintained by the investment professionals. All such entertainment must be promptly reported to the Compliance Department. A form for this purpose is located in the personal trading system.

     o Investment professionals may not accept any gifts, other than those that are token in nature (e.g., items with company logos). All other gifts should be returned to the broker. If that is not possible, the gift should be forwarded to HR or Compliance.

--------------------------------------------------------------------------------
                          F. CHARITABLE CONTRIBUTIONS
--------------------------------------------------------------------------------

The Company may from time to time be solicited to make contributions to charitable organizations by Clients or prospective Clients. These may be in the form of hosting a table at a dinner or lunch, sponsoring a golf outing or part thereof, or in other forms. A charitable contribution may be made under certain circumstances at the request of an existing Client. It is prohibited to make a charitable contribution on behalf of the Company at the request of a prospective Client. Forms for pre-approval of charitable contributions are located in the personal trading system.

     o A contribution may be made on behalf of the Company to a charitable organization of up to $5,000 per Client per year with prior approval of the Covered Person's supervisor and the Code of Ethics Office. This includes direct contributions to Clients (I.E., the Client is a charitable organization).

     o Any contribution in excess of $5,000 per Client per year must be pre-approved by senior Sales management and the relevant Company's Chief Legal Officer or Chief Compliance Officer, or to the AAMA LP General Counsel or AGI U.S. Holdings General Counsel.

     o Amounts greater than EUR 10,000 (or the USD equivalent value) per charitable organization, per year, require additional reporting and/or approvals pursuant to applicable global policies.

                                    Internal

     o Contributions to large, well-known organizations and/or bona fide 501(c)(3) charitable organizations are preferred.

     o A close connection between the Client and the charity or a perceived benefit to the Client will be evaluated carefully in the approval process.

     o Charitable contributions must be reasonable and must not have or appear to have the likely effect of influencing a Client's decision to do business with the Company.

     o It is the Company's policy to not contribute to an organization's religious or political activities. For example, the Company's Political Contributions Policy prohibits contributions to another organization such as certain non-profits if there are indications that the organization makes election-related contributions or expenditures. This may even include paying a conference fee to an organization where such indicia exist.

     o Charitable contributions made on behalf of the Company should be paid for by the Company and not personally by the Covered Person.

--------------------------------------------------------------------------------
                           G. POLITICAL CONTRIBUTIONS
--------------------------------------------------------------------------------

In support of the democratic process, Covered Persons are encouraged to exercise their rights as citizens by voting in all elections. Certain state and federal restrictions and obligations, however, are placed on our Companies and Covered Persons, including Covered Persons' spouses and dependent children ("Family Members"), in connection with their political contributions and solicitation activities. For example, our investment advisers must comply with Investment Advisers Act Rule 206(4)-5 (hereinafter, "Rule 206(4)-5"), and our broker-dealer must comply with MSRB Rule G-37. These and other rules are intended to prevent companies from obtaining business from state and local government entities in return for Political Contributions or fundraising. AMONG OTHER CONSEQUENCES, FAILURE TO COMPLY WITH RULE 206(4)-5 MAY TRIGGER A BAN ON RECEIVING COMPENSATION FOR INVESTMENT ADVISORY SERVICES BUSINESS FOR TWO YEARS, AND FAILURE TO COMPLY WITH MSRB RULE G-37 MAY PROHIBIT OUR BROKER-DEALER FROM ENGAGING IN MUNICIPAL SECURITIES BUSINESS (I.E., OFFERING SECTION 529 PLANS) WITH AN ISSUER FOR TWO YEARS.

All Covered Persons must abide by the requirements of the Political Contributions Policy, which can be found on the Compliance tab of the Company Intranet.

--------------------------------------------------------------------------------
                         H. OUTSIDE BUSINESS ACTIVITIES
--------------------------------------------------------------------------------

Your outside business activities must not reflect adversely on the Company or give rise to a real or apparent conflict of interest with your duties to the Company or its Clients. You must be alert to potential conflicts of interest and be aware that you may be asked to discontinue an outside business activity if a potential conflict arises. You may not, directly or indirectly:

     (a) Accept a business opportunity from someone doing business or seeking to do business with the Company that is made available to you because of your position within the Company;

     (b)  Take for oneself a business opportunity belonging to the Company; or

     (c) Engage in a business opportunity that competes with any of the Company's businesses.

You are required to disclose any existing outside business activities at the time of hire.

                                    Internal

You must obtain pre-approval from your immediate supervisor and your Company's Chief Compliance Officer (or designee) for any outside business activities.

Outside business activities requiring pre-approval include but are not limited to:

     > Outside business activity for which you will be paid, including a second job;

     > Any affiliation with another public or private company, regardless of whether that company is a for profit or not-for-profit business, or a political organization as a director, officer, advisory board member, general partner, owner, consultant, holder of a percentage of the business voting equity interests or in any similar position;

     > Any governmental position, including as an elected official or as an appointee or member, director, officer or employee of a governmental agency, authority, advisory board, or other board (e.g., school or library board); and

     >    Candidate for elective office.

A form for this purpose is located in the personal trading system. You must seek new clearance for a previously approved activity whenever there is any material change in relevant circumstances, whether arising from a change in your job, association, or role with respect to that activity or organization. You must also notify each of the parties referenced above regarding any material change in the terms of your outside activity or when your outside activity terminates. On an annual basis you are required to provide an update related to any approved activity.

--------------------------------------------------------------------------------
            I. SERVICE AS DIRECTOR OF ANY UNAFFILIATED ORGANIZATION
--------------------------------------------------------------------------------

You may not serve on the board of directors or other governing board of any unaffiliated organization unless you have received the prior written approval of your Company's Chief Compliance Officer or Chief Legal Officer, or the AAMA LP General Counsel or AGI U.S. Holdings General Counsel. Approval will not be given unless a determination is made that your service on the board would be consistent with the interests of Clients. If you are permitted to serve on the board of a public company, you may also be subject to additional requirements.(9)

--------------------------------------------------------------------------------
                                   J. PRIVACY
--------------------------------------------------------------------------------

The Company considers the protection of Client and employee non-public personal information to be a fundamental aspect of sound business practice and is committed to maintaining the confidentiality, integrity, and security of such information in accordance with applicable law. In support of this commitment, the Company has developed policies and procedures, including a WRITTEN INFORMATION SECURITY PROGRAM GOVERNING THE PROTECTION OF NON-PUBLIC PERSONAL INFORMATION, that protect the confidentiality of non-public personal information while allowing for the continuous needs of Clients and employees to be served. All Covered Persons, including Temporary Employees, who have access to non-public personal information, are subject to the applicable requirements set forth in the Company's privacy program. Covered Persons are required to report to their Privacy Officer or Privacy Committee any suspicious or unauthorized use of Client or employee non-public personal information or non-compliance with the privacy


----------
(9) See your Company's compliance policies and procedures.

                                    Internal
program by employees of the Company. The Written Information Security Program can be found on the respective Compliance tab of the Company Intranet. The Privacy Policy for Allianz Global Investors U. S. Holdings and subsidiaries can be found at: HTTP://US.ALLIANZGI.COM/PAGES/PRIVACYPOLICY.ASPX

--------------------------------------------------------------------------------
K. "SPEAK UP" REPORTING AND ANTI-RETALIATION POLICY / POLICY FOR REPORTING SUSPICIOUS ACTIVITIES AND CONCERNS
--------------------------------------------------------------------------------

This section summarizes the "Speak Up" Reporting and Anti-Retaliation Policy for Allianz Global Investors U.S. Holdings and subsidiaries (collectively, "AllianzGI") and the Policy for Reporting Suspicious Activities and Concerns for AAMA.

REPORTING RESPONSIBILITY

Covered Persons should promptly report their good faith concern regarding potentially illegal, fraudulent, or unethical conduct relating to our business activities.

Examples of conduct that should be reported include, as applicable:

     o    Potential violations of applicable laws, rules, and regulations;

     o Fraudulent, illegal, or unethical acts involving any aspect of the Company's business;

     o Material misstatements and/or false statements made in regulatory filings, internal books and records, financial reports, or client records and reports;

     o    Activity that is harmful to clients;

     o Material deviations from required controls and procedures, including violations of the Company compliance policies or accounting standards;

     o    Bribery;

     o    Theft or embezzlement of Company resources; and

     o    Retaliatory conduct.

HOW TO REPORT

Covered Persons have several options for reporting information, including:

     o    Calling the toll-free number (877) 628-7486 (anonymous)

     o Accessing the related internet site at HTTPS://ALLIANZGI-US. ALERTLINE.COM (anonymous)

     o    Contacting your Company's Chief Compliance Officer or General Counsel

Information that relates to suspected violations of Human Resources policies and employment related violations may also be reported to the Human Resources Department.

Suspected violations involving the Funds should be reported in accordance with the Funds' Policy for Reporting Suspicious Activities and Concerns.

Covered Persons should be as detailed as possible when submitting their concerns. Any information that could help the Company determine what actions need to be taken should be included.

                                    Internal

THE COMPANY'S RESPONSE

The Company is committed to promoting an ethical and complaint workplace and will take any appropriate action it deems necessary to respond to every reported concern. Potential actions include investigating the details of the concern, interviewing the person under investigation, reporting the concern to appropriate management and taking remedial action.

ANTI-RETALIATION

The Company will not tolerate retaliation of any kind towards a Covered Person who in good faith reports a violation or suspected violation pursuant to this section. Retaliation is any conduct by the Company or any Covered Persons that would reasonably dissuade a Covered Person from raising or reporting good faith concerns through the Company's internal reporting channels or with any governmental body, or from participating in or cooperating with an investigation of such concerns.

LINKS

For the full policies and details specific to your Company and the Funds' Policy for Reporting Suspicious Activities and Concerns, please see:

AAM Intranet for the Policy for Reporting Suspicious Activities and Concerns HTTP://INTRANET/AAM-FUNCTIONS/US/LEGALANDCOMPLIANCE/PAGES/SUSPICIOUSACTIVITIES_
CONCERNS.ASPX

AllianzGI Intranet for the Speak Up Reporting and Anti-Retaliation Policy HTTP://INTRANET.ALLIANZGI-INTRA.COM/GLOBAL/NEWS/DOCUMENTS/SPEAK%20UP%20REPORTIN
G%20AND%20ANTI-RETALIATION%20POLICY%20FINAL%20JULY%202015.PDF

Funds' Policy for Reporting Suspicious Activities and Concerns
HTTP://INTRANET.CN.US1.1CORP.
ORG/COMPLIANCE/POLICIES%20AND%20PROCEDURES%20OF%20AGI%20FUN
DS/F.%20%20%20FUND%20GOVERNANCE/04.%20POLICY%20FOR%20REPORTING%20SUSPICIOUS%20A
CTIVITI
ES%20AND%20CONCERNS/04.%20POLICY%20FOR%20REPORTING%20SUSPICIOUS%20ACTIVITIES%20
AND%20 CONCERNS.PDF

                                    Internal

--------------------------------------------------------------------------------
                              III. CODE OF ETHICS
--------------------------------------------------------------------------------

A. GLOBAL PERSONAL ACCOUNTS DEALING POLICY

ALLIANZ GLOBAL INVESTORS

GLOBAL PERSONAL ACCOUNT DEALING POLICY

LEGAL & COMPLIANCE

EFFECTIVE DATE FOR AP (EX-KOREA) : 1 JULY 2016
EFFECTIVE DATE US: 12 DECEMBER 2016
EFFECTIVE DATE FOR EUROPE: TBC






--------------------------------------------------------------------------------
Confidentiality Disclaimer: This document is for internal use or intended recipient's reference only and may contain confidential information. You must not distribute this document to any external third party without the relevant owner's (or their delegate's) consent.

                                    Internal

--------------------------------------------------------------------------------
Document Information:
--------------------------------------------------------------------------------
DOCUMENT                       Global Personal Account Dealing Policy
--------------------------------------------------------------------------------
VERSION                        1.0
--------------------------------------------------------------------------------
EFFECTIVE DATE                 Asia Pacific ex-Korea: 1 July 2016
                               U.S.: 12 December 2016
                               Europe: TBC
--------------------------------------------------------------------------------
OWNER                          Global Head of Compliance
--------------------------------------------------------------------------------
AUTHOR / CONTACT               Global Head of Compliance
--------------------------------------------------------------------------------
DEPARTMENT                     Legal & Compliance
--------------------------------------------------------------------------------
DOC. LOCATION
--------------------------------------------------------------------------------

Amendments or Changes:

--------------------------------------------------------------------------------
                           DESCRIPTION OF                         AUTHORIZED
 VERSION        DATE        AMENDMENTS          AUTHORS              BY
--------------------------------------------------------------------------------
   1.0     12 April 2016        NEW              L&C                 GEC
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Document Review Period:

[] Semi-annual     [] Annual     [X] On need basis     []Others (please specify)

Last Review Date: ______________                    Review by: ________________

                                    Internal

                                    CONTENTS

I. Introduction ...........................................................   23
II. Classification Under this Policy: Categories of COVERED PERSONS .......   23
III. Fully Exempt Transactions ............................................   25
IV. Transactions Exempt from Pre-Clearance BUT Subject to Reporting .......   25
V. Pre-Clearance Procedures ...............................................   26
VI. Blackout Periods -- CLIENT Orders and Trades ..........................   27
VII. Liquidation Exemption from the Blackout Periods ......................   30
VIII. Blackout Periods - Allianz SE and Affiliated Securities .............   30
IX. Short-Term Trading Restriction and Holding Periods ....................   30
X. Restricted / Watch Lists ...............................................   32
XI. Private Placements ....................................................   32
XII. Public Offerings .....................................................   32
XIII. Reportable Accounts .................................................   33
XIV. Report of Personal Securities Transactions ...........................   35
XV. Initial and Annual Report of Holdings .................................   36
XVI. Initial and Annual Certification Requirements ........................   36
XVII. Exemptions from this Policy .........................................   37
XVIII. Consequences of Violations of this Policy ..........................   37
XIX. Questions Concerning this Policy .....................................   37
XX. Glossary of Terms .....................................................   37
Appendix ..................................................................   39

                                    Internal

I. INTRODUCTION

     Allianz Global Investors (the "Company") has adopted this Global Personal Account Dealing Policy (the "Policy") under each region's Code of Ethics for its COVERED PERSONS(10) (all officers, directors and employees of the Company, including TEMPORARY EMPLOYEES).

     The Company's reputation for integrity and ethics is one of our most important assets. In order to safeguard this reputation, we believe it is essential not only to comply with relevant laws and regulations but also to maintain high standards of personal and professional conduct at all times. The Company has established this Policy in order to ensure that our conduct is consistent with these standards, with our fiduciary obligation to our CLIENTS, and with industry and regulatory standards for investment managers, investment companies and broker-dealers.

     The Company owes a fiduciary duty to its CLIENTS. COVERED PERSONS must avoid activities, interests, and relationships that could interfere or appear to interfere with our fiduciary duties. Accordingly, at all times, COVERED PERSONS must place the interests of CLIENTS first and scrupulously avoid serving their own personal interests ahead of the interests of CLIENTS.

     The Policy is designed to prevent and detect inappropriate personal account dealing practices and activities by COVERED PERSONS. Personal account dealings refer to any transactions initiated by COVERED PERSONS, or transactions over which COVERED PERSONS have BENEFICIAL INTEREST, that are not in connection with their professional duties for the Company. The restrictions on personal account dealings are stringent because they address both insider trading prohibitions and the fiduciary duty to place the interests of our CLIENTS ahead of personal investment interests. The rules regarding personal account dealings that are contained in this Policy are designed to address or mitigate potential conflicts of interest and to minimize any potential appearance of impropriety.

     All COVERED PERSONS must:

          1. Review and understand this Policy and conduct their activities in accordance with the general principles embodied in this Policy;

          2. Obtain any pre-clearance required under the Policy prior to engaging in personal securities transactions;

          3. Provide to the Compliance Department all relevant information and documentation required pursuant to this policy in a timely manner; and

          4. Contact the Compliance Department immediately if the COVERED PERSON becomes aware of any violation or potential violation of this Policy.

     Supervisors within the Company are expected to reasonably supervise COVERED PERSONS with a view toward preventing violations of law and violations of a company's Code of Ethics, including its personal account dealing policy. As a result, all COVERED PERSONS who have supervisory responsibility should endeavor to ensure that the COVERED PERSONS they supervise, including TEMPORARY EMPLOYEES, are familiar with and remain in compliance with the requirements of this Policy.

II.  CLASSIFICATION UNDER THIS POLICY: CATEGORIES OF COVERED PERSONS

     Different requirements and limitations on COVERED PERSONS are based on their activities and roles within the Company. COVERED PERSONS are assigned one of the categories below for purposes of administration of this Policy. COVERED PERSONS must comply with this Policy according to such designation.


----------
(10) All terms in italics are defined in section XX Glossary of Terms.

                                    Internal

     Please note your category under this Policy may change if your position within the Company changes or if you are transferred to another department or entity.

     A. ACCESS PERSON

     Access Persons generally include any COVERED PERSON who: (1) has access to nonpublic information regarding any CLIENTS' purchase or sale of securities; (2) has access to nonpublic information regarding the portfolio holdings of any CLIENTS; (3) may be involved in making securities recommendations to CLIENTS; (4) has access to securities recommendations to CLIENTS that are nonpublic; or (5) is an Investment Person as defined below. Note, however, that the Compliance Department may designate all or some COVERED PERSONS in a particular region or office as Access Persons due to the size and / or layout of the office, even if such COVERED PERSONS do not otherwise meet these criteria.

     B. INVESTMENT PERSON

     Investment Persons are a subset of Access Persons who, in connection with their regular functions and duties: (1) make, or participate in making recommendations regarding the purchase or sale of securities on behalf of any CLIENT; (2) provide information or advice with respect to a purchase or sale of securities to a portfolio manager; or (3) help to execute a portfolio manager's investment recommendations. Generally, Investment Persons include, but are not limited to, portfolio managers, research analysts and traders.

     As with the designation of Access Persons, the Compliance Department may designate all or some COVERED PERSONS in a particular region or office as Investment Persons due to the size and / or layout of the office, even if such COVERED PERSONS do not necessarily meet these criteria.

     Note that because Investment Persons may have advance knowledge of investment decisions that the Company will make on behalf of CLIENTS, they are held to additional and more stringent restrictions than ordinary Access Persons, as explained in more detail below under the section for Blackout Periods.

     Access Persons / Investment Persons are subject to all provisions of this Policy, including but not limited to:

          1.   Pre-clearance of personal securities transactions;

          2.   Adherence to Blackout Periods and Short-Term Trading
               Restrictions;

          3. Reporting of personal securities transactions and holdings where applicable; and

          4. Certification requirements applicable to Access Persons and Investment Persons.

     Note that the provisions of this Policy concerning reporting and prior approval cover transactions in investments in which you have a direct or indirect BENEFICIAL INTEREST. Additional guidance pertaining to the treatment of various investment types can be found in the Appendix to this Policy.

     C. NON-ACCESS PERSON

     A Non-Access Person generally includes any COVERED PERSON of the Company who does not satisfy the definition of Access Person / Investment Person above. Non-Access Persons are only subject to the Initial and Annual Certification Requirements of this Policy. Note: Allianz Global Investors Distributors LLC ("AGID") Covered Persons and/or AGID REGISTERED REPRESENTATIVES categorized as Non-Access Persons are required to obtain prior approval for private placement investments.

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

III. FULLY EXEMPT TRANSACTIONS

     The following types of transactions are exempt from all provisions of this Policy, including (but not limited to) the Pre-Clearance, Short-Term Trading Restriction and Reporting requirements under this Policy ("Fully Exempt Transactions"):

     1. Purchases and sales of shares of unaffiliated open-end funds and unit trusts, if the purchase or sale is NOT executed on an exchange(11) ;

     2.   Purchases and sales of money market instruments;

     3. Purchases and sales of shares of money market funds, including money market funds that are advised or distributed by the Company;(12)

     4.   Purchases and sales of physical commodities;

     5.   Purchases and sales of currencies;

     6. Purchases and sales of securities held in an account that is fully managed by a third party.(13) NOTE: Access Persons / Investment Persons are required to initially notify the Compliance Department of such an account. Refer to the section "Reportable Accounts" for additional information; and

     7. Purchases and sales of products offered as part of the "Allianz Fund Invest" program for Access Persons / Investment Persons located in Europe.

     Similarly, this Policy does not apply to trades in securities / derivatives based on any of the above Fully Exempt Transactions.

IV. TRANSACTIONS EXEMPT FROM PRE-CLEARANCE BUT SUBJECT TO REPORTING

     The following types of transactions are not subject to the pre-clearance requirements of this Policy (Pre-Clearance Exempt Transactions)(14). You are not required to pre-clear transactions for which you do not exercise investment discretion at the time of the transactions ("non-volitional transactions") or certain other automated transactions. The transactions listed below are, however, required to be reported through your trade confirmations, contract notes and/or account statements, UNLESS NOTED OTHERWISE(15).

     1. Purchases and sales of AFFILIATED OPEN-END FUNDS. NOTE: This exemption does not apply and therefore pre-clearance is still required for COVERED PERSONS in Taiwan for any funds managed by AllianzGI Taiwan;

     2. Shares of unaffiliated open-end funds and unit trusts, if the purchase or sale is executed on an exchange(16);


----------
(11) Note: if the purchase or sale is executed on an exchange, the transaction is only exempt from pre-clearance and still must be reported.
(12) Except for COVERED PERSONS located in Taiwan where any fund managed by AllianzGI Taiwan is subject to pre-clearance.
(13) Restrictions may be placed on the trading of particular securities within a fully managed account due to regulatory requirements for certain COVERED PERSONS. COVERED PERSONS subject to this requirement will be notified by the Compliance Department.
(14) Note: Sales of the French Funds (FCPE) invested exclusively in Allianz SE shares acquired in the context of a "Plan d'Epargne Enterprise" (PEE) or a "Plan d'Epargne Groupe" (PEG) are not exempt from pre-clearance.
(15) Note that for items 7 through 10, transactions are not subject to transaction reporting but are subject to holdings reporting where applicable.
(16) Note: if the purchase or sale is not executed on an exchange, the transaction is fully exempt.

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

     3. Purchases and sales of index options and index futures or other securities with an index as underlying (e.g. unaffiliated exchange traded notes ("ETN"));

     4. Purchases and sales of unaffiliated exchange traded funds and options thereon;

     5.   Purchases and sales of unaffiliated closed-end funds;

     6. Purchases and sales of instruments issued by the national governments of the G8 member countries (i.e. Canada, France, Germany, Italy, Japan, Russia, the United Kingdom and the United States), as well as Hong Kong, Korea, Singapore and Taiwan, and the related derivatives;

     7. Purchases and sales of securities in accordance with a pre-set amount or pre-determined schedule effected through an automatic investment plan or dividend reinvestment plan. This includes regular saving plans, pension schemes, the automatic reinvestment of dividends, income or interest received from a security in such plans or any other type of account;

     8. Acquisitions or dispositions of securities as a result of a stock dividend, stock split, reverse stock split, merger consolidation, spin-off or other similar corporate distribution or reorganization applicable to holders of a class of securities of which you have BENEFICIAL INTEREST;

     9. Purchases of securities by exercise of rights issued to holders of a class of securities pro rata, to the extent they are issued with respect to securities of which you have BENEFICIAL INTEREST;

     10. The automatic exercise or liquidation by an exchange of an in-the-money derivative instrument upon expiration, the delivery of securities pursuant to a written option that is exercised against you and the assignment of options;

     11. The deliberate exercise of a derivative instrument, prior to expiration.

     12. Transactions in Section 529 College Savings Plans. NOTE: Transactions in 529 Plans that are NOT distributed by Allianz Global Investors Distributors LLC are not reportable; and

     13.  Transactions in variable annuity accounts.

V. PRE-CLEARANCE PROCEDURES

     Access Persons / Investment Persons are required to obtain pre-clearance for personal trades initiated or executed by themselves or by other individuals in all reportable accounts as described in Chapter XIII. Reportable Accounts (with the exception of accounts that are fully managed by a third party), in accordance with specific procedures as described below.

     Failure to adhere to the following pre-clearance requirements is a serious breach of this Policy and may be considered a violation. It is important to obtain pre-clearance approval for a personal securities transaction prior to placing the trade. In the event that you fail to pre-clear a transaction, you may be required to cancel, liquidate or otherwise unwind your trade and / or disgorge any profits realized in connection with the trade, as permissible by law.

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

     A. PERSONAL ACCOUNT DEALING SYSTEM

     Access Persons / Investment Persons are required to pre-clear all personal transactions in securities through the Company's personal account dealing system, with the exception of Fully Exempt Transactions and Pre-Clearance Exempt Transactions.

     Upon submitting a pre-clearance request through the personal trading system, you will receive an approval or denial message in connection with your request.

     B. PRE-CLEARANCE APPROVAL TIMEFRAME

     Provided the market on which the security trades is open at the time of pre-clearance, the pre-clearance approval is valid for THE DAY OF PRE-CLEARANCE ONLY in your region. If the market is already closed at the time of your pre-clearance request, the pre-clearance approval will be valid for the next day in your region.

     C. LIMIT, GTC AND STOP LOSS ORDERS

     In the case of limit, good-till-cancelled ("GTC") and stop loss orders (and other similar orders), Access Persons / Investment Persons are required to obtain a new pre-clearance approval each business day the order remains open. In the event that a pre-clearance denial is received related to such an order, the order must be cancelled.

VI. BLACKOUT PERIODS -- CLIENT ORDERS AND TRADES

     Potential conflicts of interest are of particular concern when an Access Person/Investment Person buys or sells a security at or near the same time as the Company buys or sells that security or an EQUIVALENT SECURITY for CLIENT accounts.

     To reduce the potential for conflicts of interest and the potential appearance of impropriety that can arise in such situations, this Policy prohibits Access Persons / Investment Persons from trading during a certain period before and after trades on behalf of CLIENTS. The period during which personal securities transactions are prohibited is referred to herein as a "Blackout Period." The applicable Blackout Period depends on (1) whether your transaction is classified as a De Minimis Transaction as defined below; and (2) whether you are an Access Person or an Investment Person. The Blackout Periods do not apply to: (1) Fully Exempt Transactions; or (2) Pre-Clearance Exempt Transactions.

     If your personal transaction in a particular security is executed within the applicable Blackout Period, you may be required to cancel, liquidate or otherwise unwind the transaction and/or disgorge any profits realized in connection with the transaction, as permissible by law.

     A. DE MINIMIS TRANSACTIONS

     The following types of transactions are defined as "De Minimis Transactions" under this Policy and are not subject to the Blackout Periods. De Minimis Transactions ARE required to be pre-cleared, reported and are subject to the Short-Term Trading Restriction. NOTE: The exception for De Minimis Transactions does not apply to COVERED PERSONS located in Japan and Access Persons / Investment Persons located in Taiwan due to local regulations. All transactions by such persons are subject to the applicable Blackout Periods for non-De Minimis Transactions.

                                    Internal

          1. Purchases and sales of a security or an EQUIVALENT SECURITY that, IN THE AGGREGATE, do not exceed 5,000 shares in a rolling 30 day period per issuer with a total market capitalization of EUR 10 BILLION OR GREATER at the time of investment(17).

          2. Purchases and sales up to 5,000 shares in a rolling 30 day period of a security or an EQUIVALENT SECURITY with a market cap below EUR 10 billion, if the security or the underlying is a constituent of one of the below listed indices and if the 6-MONTH AVERAGE DAILY TRADING VOLUME IS GREATER THAN 1 MILLION SHARES.

               INDICES:

                    o    Hang Seng Index (Hong Kong)

                    o    Hang Seng China Enterprise Index (Hong Kong)

                    o    Straits Times Index (Singapore)

                    o    DAX 30 (Germany)

                    o    FTSE 100 (UK)

                    o    CAC 40 (France)

                    o    S&P 500 Index (US)

     B. BLACKOUT PERIODS FOR INVESTMENT PERSONS

     DE MINIMIS TRANSACTIONS

     Investment Persons are NOT subject to a blackout period for De Minimis Transactions.

     NON-DE MINIMIS TRANSACTIONS

     Investment Persons may not purchase or sell securities if:

          1. the same security or an EQUIVALENT SECURITY has been purchased or sold on behalf of CLIENTS WITHIN THE 7 CALENDAR DAYS PRIOR TO THE DAY OF PRE-CLEARANCE;

          2. there is a pending buy or sell order in the same security or an EQUIVALENT SECURITY on behalf of CLIENTS ON THE DAY OF PRE-CLEARANCE;

          3. the same security or an EQUIVALENT SECURITY is purchased or sold on behalf of CLIENTS ON THE DAY OF PRE-CLEARANCE; or

          4. the same security or an EQUIVALENT SECURITY is purchased or sold on behalf of CLIENTS for which the Investment Person, or a member of the Investment Person's TEAM(18), has discretion, WITHIN THE 7 CALENDAR DAYS AFTER THE DAY OF PRE-CLEARANCE.


----------
(17) Note that issuer market capitalization amounts may change from time to time. Accordingly, you may purchase a security that has a market capitalization of greater than EUR 10 billion only to find out that you cannot sell the security at a later date because the market capitalization has fallen below EUR 10 billion and your trade is during a Blackout Period in connection with a CLIENT order or trade in the same security or EQUIVALENT SECURITY.
(18) A list of TEAMS can be found on the landing page of the personal account dealing system.

                                    Internal

SUMMARY OF BLACKOUT PERIODS FOR INVESTMENT PERSONS

--------------------------------------------------------------------------------
       TIME PERIOD               DE MINIMIS              NON-DE MINIMIS
                                TRANSACTIONS              TRANSACTIONS
--------------------------------------------------------------------------------
7 Calendar Days Prior to            None            Trades for CLIENTS
     Day of Pre-Clearance
--------------------------------------------------------------------------------
Day of Pre-Clearance                None            Orders / Trades for CLIENTS
--------------------------------------------------------------------------------
                                                    Trades for CLIENTS for which
7 Calendar Days After Day           None            the IP, or a member of the
     of Pre-Clearance                               IP's TEAM, has discretion
--------------------------------------------------------------------------------

C. BLACKOUT PERIODS FOR ACCESS PERSONS (OTHER THAN INVESTMENT PERSONS)

DE MINIMIS TRANSACTIONS
Access Persons are NOT subject to a blackout period for De Minimis
Transactions.

NON-DE MINIMIS TRANSACTIONS
Access Persons may not purchase or sell Securities if, AT THE TIME OF PRE-CLEARANCE:

     (1) there is a pending buy or sell order on behalf of CLIENTS in the same security or an EQUIVALENT SECURITY; or

     (2) the same security or an EQUIVALENT SECURITY is purchased or sold on behalf of CLIENTS DURING THE PERIOD BEGINNING 7 CALENDAR DAYS BEFORE THE DAY ON WHICH THE ACCESS PERSON REQUESTS PRE-CLEARANCE TO TRADE IN THE SECURITY, AND ENDING ON THE DAY THE ACCESS PERSON REQUESTS PRE-CLEARANCE, UP UNTIL THE TIME OF PRE-CLEARANCE.

SUMMARY OF BLACKOUT PERIODS FOR ACCESS PERSONS

--------------------------------------------------------------------------------
       TIME PERIOD               DE MINIMIS              NON-DE MINIMIS
                                TRANSACTIONS              TRANSACTIONS
--------------------------------------------------------------------------------
7 Calendar Days Prior to           None             Trades for CLIENTS
  Day of Pre-Clearance
--------------------------------------------------------------------------------
                                                    Orders / Trades for CLIENTS,
Day of Pre-Clearance               None             UP UNTIL THE TIME OF PRE-
                                                    CLEARANCE
--------------------------------------------------------------------------------
7 Calendar Days After Day
   of Pre-Clearance                None             None
--------------------------------------------------------------------------------

B. BLACKOUT PERIODS -- PORTFOLIO HOLDINGS -- TAIWAN

For Access Persons / Investment Persons located in Taiwan, all transactions will be deemed non-De Minimis Transactions. Furthermore, the Blackout Period rules for Investment Persons will apply for both Access Persons / Investment Persons.

Senior Management, Department Heads and Portfolio Managers located in Taiwan are prohibited from purchasing or selling a security that is held by a CLIENT portfolio or a local fund for which AllianzGI Taiwan serves as a portfolio manager.

                                    Internal

     C. SPECIAL RESTRICTION -- JAPAN

     Research Analysts located in Japan may not purchase or sell a security if the Research Analyst covers the same or an EQUIVALENT SECURITY of the issuer within one month prior to the day of pre-clearance, on the day of pre-clearance or within 7 calendar days after the day of pre-clearance.

VII. LIQUIDATION EXEMPTION FROM THE BLACKOUT PERIODS(19)

     Access Persons / Investment Persons may sell up to 5,000 shares of any security, and not be subject to the applicable Blackout Periods described in this section, PROVIDED THE FOLLOWING CONDITIONS ARE SATISFIED:

          1. Such transactions may only be executed on dates pre-determined by the Company;

          2. A written notification of such trades must be submitted to the Compliance Department via email at least 2 weeks prior to the pre-determined trade dates;

          3. If the order is not completed by the bank, broker or financial advisor on the pre-determined trade date, the employee must cancel the remaining uncompleted order; and

          4. Access Persons / Investment Persons may only provide such notification for up to 6 transactions each calendar year regardless of whether or not the orders are executed.

     On the pre-determined trade date, you are required to pre-clear the transaction through the personal trading system. Compliance will review your request and approve it provided there are no conflicts with any other provisions of the Policy other than the Blackout Periods described in this section (e.g. Short-Term Trading Restriction).

     Note that a liquidation exemption approval does not mean you are obligated to execute the trade.

VIII. BLACKOUT PERIODS - ALLIANZ SE AND AFFILIATED SECURITIES

     Access Persons / Investment Persons are prohibited from trading in Allianz SE shares (including ADRs) during certain periods of the year, generally surrounding the release of annual financial statements and quarterly results. This restriction also applies to debt instruments issued or guaranteed by Allianz SE, derivatives and other financial instruments linked to the above, as well as cash settled options or any kind of rights granted under compensation or incentive programs, which completely or in part refer to Allianz SE or other listed Allianz Group company shares or derivatives thereon.

     The sale of shares from an Allianz ESPP account requires pre-clearance. Access Persons / Investment Persons are NOT permitted to sell shares of Allianz SE stock from an Allianz ESPP account during the blackout periods.

IX. SHORT-TERM TRADING RESTRICTION AND HOLDING PERIODS

     Personal account dealings should focus on long-term investment and not on reaping the benefits of short-term price fluctuations by frequently executing transactions and counter transactions. Frequent personal trading can cause distraction from your responsibilities to the Company and, in turn, conflict with your fiduciary duty to the Company's CLIENTS. Short-term trading also involves higher risks of front running and abuse of confidential information.


--------------------------------------------------------------------------------
(19) This Liquidation Exemption does not apply to Access Persons / Investment Persons located in Taiwan.

                                    Internal

     The intraday trading prohibition, short-term trading restriction and holding periods described below are applicable ACROSS ALL OF YOUR REPORTABLE ACCOUNTS and applicable to transactions in the SAME SECURITY. A series of purchases and sales is measured on a last-in, first-out basis ("LIFO" accounting method).

     A. INTRADAY TRADING PROHIBITION

     Access Persons / Investment Persons are prohibited from the purchase and sale, and sale and purchase, of the same security, on the same day ("intraday trading"). This prohibition does not apply to Fully Exempt Transactions. Exceptions to this prohibition will only be granted in the case of extraordinary personal circumstances and subject to prior approval by Compliance.

     B. SHORT-TERM TRADING RESTRICTION(20)

     In addition to the Intraday Trading Prohibition listed above, Access Persons / Investment Persons are prohibited from profiting from the purchase and sale (or in the case of short sales or similar transactions, the sale and purchase) of the same securities WITHIN 30 CALENDAR DAYS. If the purchase of a security is considered to be made on day 1, day 31 is the first day a sale of the security may be made at a profit.

     Access Persons / Investment Persons are prohibited from opening a long position or a short position in an option or other security with an expiration date that is within 30 days from the opening date.

     Unlike a holding period which requires you to hold a security for a certain time period, you may sell securities AT A LOSS within 30 calendar days, however not intraday, (subject to pre-clearance, where applicable) without violating this restriction. Securities may also be repurchased within 30 calendar days of a sale provided there are no additional conflicts with this Policy(21).

     Any short-term trade that violates this restriction may be required to be unwound and / or any profits realized on the transaction may be required to be disgorged, as permissible by law.

     The prohibition on short-term trading profits does not apply to Fully Exempt Transactions or Pre-Clearance Exempt Transactions.

     C. JAPAN -- 6 MONTHS HOLDING PERIOD

     COVERED PERSONS located in Japan are prohibited from the purchase and sale (or in the case of short sales or similar transactions, the sale and purchase) of the same security WITHIN 6 MONTHS (i.e. 180 calendar days). Securities may be repurchased within six months of a sale provided there are no additional conflicts with this Policy.

     D. TRADING IN AFFILIATED OPEN-END FUNDS

     Access Persons / Investment Persons may not engage in transactions that are in violation of an AFFILIATED OPEN-END FUND'S stated policy as disclosed in its prospectus, statement of additional information, or other disclosure document, as applicable. This includes excessive trading in AFFILIATED OPEN-END FUNDS which is strictly prohibited. Please refer to the respective fund's disclosure documents for further information.


--------------------------------------------------------------------------------
(20) The section on Short-Term Trading Restriction does not apply to COVERED PERSONS located in Japan.
(21) Note that Access Persons / Investment Persons located in Taiwan are prohibited from repurchasing a security within 30 calendar days of a sale.

                                    Internal

X. RESTRICTED / WATCH LISTS

     From time to time, the Company may place restrictions on the personal trading activities of its Access Persons / Investment Persons in a security, including but not limited to ad hoc restrictions for securities of an issuer or shares of a fund and dividend blackout periods for AFFILIATED CLOSED-END FUNDS.

XI. PRIVATE PLACEMENTS

     Acquisitions of securities in a private placement are subject to special pre-clearance procedures. A private placement is the sale of securities to a relatively small number of select investors as a way of raising capital. A private placement is the opposite of a public issue, in which securities are made available for sale on the open market. Investments in hedge funds, private equity and private investments in public equities (PIPEs) are considered to be private placements.

     Access Persons / Investment Persons are required to obtain prior approval for private placement investments. AGID Covered Persons and/or AGID REGISTERED REPRESENTATIVES categorized as Non-Acess Persons are also required to obtain prior approval for private placement investments. Approval will NOT be given if: (1) the investment opportunity is suitable for CLIENTS; (2) the opportunity to invest has been offered to you solely by virtue of your position with the Company; or (3) the opportunity to invest could be considered a favor or gift designed to influence your judgment in the performance of your job duties or as compensation for services rendered to the issuer.

     You must provide documentation supporting your investment in the private placement to the Compliance Department upon completion of your investment. You must also notify Compliance if there are any changes in the circumstances of your private placement investment (e.g. liquidation of the investment or dissolution of the Company). Additional contributions to an existing private placement must be pre-cleared as a new private placement investment. For initial public offerings stemming from an existing private placement, refer to the Chapter XII. Public Offerings.

XII. PUBLIC OFFERINGS

     Acquisitions of securities in a public offering are subject to special pre-clearance procedures. A form for pre-clearance of the purchase of securities that are the subject of public offerings is located in the personal account dealing system.

     Public offerings give rise to potential conflicts of interest that are greater than those present in other types of personal securities transactions since such offerings are generally only offered to institutional and retail investors who have a relationship with the underwriters involved in the offering. In order to preclude the possibility of Access Persons / Investment Persons profiting from his / her position with the Company, the following rules apply to public offerings, WITH THE EXCEPTION OF COVERED PERSONS LOCATED IN JAPAN WHERE PARTICIPATION IN ALL PUBLIC OFFERINGS IS PROHIBITED.

     A. U.S. INITIAL PUBLIC OFFERINGS -- EQUITY SECURITIES

     You are prohibited from purchasing equity and equity-related securities in initial public offerings ("IPOs") of those securities in the U.S., whether or not the Company is participating in the offering on behalf of its CLIENT accounts.

                                    Internal

     B. NON-U.S. INITIAL PUBLIC OFFERINGS -- EQUITY SECURITIES

     Subject to pre-clearance approval, you are generally permitted to purchase equity and equity-related securities in IPOs of those securities outside of the U.S., if a RETAIL TRANCHE of such IPOs is available and such a subscription does not result in any potential conflicts with our CLIENTS' interests.

     C. SECONDARY OFFERINGS -- EQUITY SECURITIES

     Subject to pre-clearance approval, you are generally permitted to purchase equity and equity-related securities in secondary offerings of those securities if the Company does not hold the security on behalf of its CLIENT accounts, and if no portfolio manager of the Company wishes to participate in the offering for CLIENT accounts.

     D. DEBT OFFERINGS

     Subject to pre-clearance approval, you are permitted to purchase debt securities in public offerings of those securities, unless the Company is participating in that offering on behalf of its CLIENT accounts.

     E. EXCEPTIONS TO THE ABOVE PROVISIONS REGARDING OFFERINGS

     THE ABOVE PROVISIONS DO NOT APPLY TO: (1) participation in offerings based on the issue of rights, allocated pro rata, to existing shareholders; (2) investments in public offerings by a spouse, provided the investment pertains to the spouse's firm of employment; or (3) investments in public offerings if such an investment is available to you as a result of your existing investment in a private placement.

XIII. REPORTABLE ACCOUNTS

     Access Persons / Investment Persons are required to disclose their brokerage accounts, and any other accounts that they maintain in connection with their personal account dealings to the Compliance Department within 10 calendar days (1) of hire with the Company; (2) of becoming an Access Person / Investment Person due to a category change under Chapter II of this Policy; and (3) of opening a new account(22).

     The following personal accounts are required to be reported under this
     Policy:

     1. Accounts in the name of, or for the direct or indirect benefit of (1) you; or (2) a closely connected person, such as your spouse, domestic partner, minor children and other relatives living in the same household, as well as (3) accounts over which you exercise, or have the legal ability to exercise, investment discretion or trading authority, regardless of BENEFICIAL INTEREST;

     2. Accounts that are fully managed by a third party where you do not have discretion over investment selections for the account through recommendation, advice, pre-approval or otherwise. You may be asked to provide verification that the account is fully managed by the third party;

     3. Accounts that you may use to hold reportable securities under the Policy, even if the account currently only holds Fully Exempt Transactions;

--------------------------------------------------------------------------------
(22) Please refer to the Appendix for a reportable accounts guide.

                                    Internal

          4.   Allianz Plan accounts (e.g. Allianz Employee Stock Purchase
               Plan) in locations in which there are separate accounts for that purpose; and

          5.   Accounts of Investment Clubs of which you are a member.

     A. DESIGNATED BANKS / BROKER-DEALERS

     A "Designated Bank / Broker-Dealer" is one for which the Compliance Department receives automated electronic trade confirmations and / or account statements directly from the bank / broker-dealer, thereby eliminating the need for you or your broker-dealer to submit copies of these documents in paper format.

     A list of available Designated Banks / Broker-Dealers applicable to Access Persons / Investment Persons by region, where applicable, can be found on the landing page of the personal account dealing system.

     Note that if you open a new account with a Designated Bank / Broker-Dealer, you must promptly notify the Compliance Department in writing of the new account and provide the account details in order to ensure that the account is linked to the Company's electronic feed.

     B. U.S. -- NON-DESIGNATED BANKS / BROKER-DEALERS

     Access Persons / Investment Persons located in the U.S. are required to maintain their reportable accounts with a Designated Bank / Broker-Dealer, unless they have submitted an exception request in writing and received approval from the Compliance Department to maintain the account(s) with a non-Designated Bank / Broker-Dealer. TEMPORARY EMPLOYEES, however, are NOT subject to this requirement and may hold accounts outside of the Designated Bank / Broker-Dealers without obtaining prior approval.

     Certain limited exceptions may be granted that would allow you to maintain a reportable account with a non-Designated Bank / Broker-Dealer.

     You must submit a request in writing to the Compliance Department if you want to open or report a new account with a non-Designated Bank / Broker-Dealer, PRIOR TO OPENING THE ACCOUNT. The notification must include the name of your bank / broker-dealer, the type of account and the reason(s) for requesting the exception. If you are a new Access Person / Investment Person, you are required to transfer your reportable accounts to a Designated Bank / Broker-Dealer within a reasonable period of time from the commencement of your employment with the Company or from the date you become an Access Person / Investment Person resulting from a change in your category classification, unless you have been granted an exception for the account(s).

     If the circumstances of the non-Designated Bank / Broker-Dealer account change in any way, it is your responsibility to notify the Compliance Department immediately. Please note that the nature of the change in circumstances reported may cause the Designated Bank / Broker-Dealer exception to be revoked. Also note that an exception request must be made for EACH account to the Compliance Department. You may not assume that because an exception was granted in one instance that you would necessarily be permitted to open a new account with the same non-Designated Bank / Broker-Dealer or another non-Designated Bank / Broker-Dealer.

                                    Internal

     C. EUROPE AND ASIA PACIFIC -- NON-DESIGNATED BANKS / BROKER-DEALERS

     Access Persons / Investment Persons need to disclose to Compliance any brokerage accounts that are reportable under this Policy. To this effect, Access Persons / Investment Persons will use the account set-up functionality in the personal account dealing system in order to report such accounts. You will find instructions regarding the set-up of a trading account on the landing page of the personal account dealing system.

     D. NOTE ON ACCOUNTS WITH NON-DESIGNATED BANKS / BROKER-DEALERS

     Compliance reserves the right to refuse new account openings which are deemed inappropriate.

XIV. REPORT OF PERSONAL SECURITIES TRANSACTIONS

     Access Persons / Investment Persons are required to authorize their bank, broker or financial advisor to systematically report any and all transactions in reportable accounts to the Compliance Department, unless such bank, broker or financial advisor is considered a Designated Bank / Broker-Dealer as described above. In the event that the bank, broker or financial advisor is unable to fulfill this requirement and the Access Person / Investment Person was nevertheless permitted to keep the account, it is the responsibility of the Access Person / Investment Person to promptly provide transaction confirmations, contract notes and statements (as applicable) to the Compliance Department.

     Compliance may only use the information provided to monitor Personal Account Dealings. Compliance will not provide access to the information to other employees within the Company unless it is necessary to address a potential conflict with or breach of this Policy. In such cases, the information may be shared with the Access Person's / Investment Person's manager(s), Members of the Board, Audit, or the Human Resources Department. The information will not be disclosed to any third party unless the Company is compelled to disclose the information pursuant to applicable law, regulation, court order or other legal or regulatory process (e.g., in response to a request by the Company's regulator). The personal account dealing system vendor may access such data as part of its technical service function.

     A. U.S. -- REPORT OF PERSONAL SECURITIES TRANSACTIONS

     Access Persons / Investment Persons are required to provide quarterly reports of personal securities transactions no later than 30 days after the close of each calendar quarter. With respect to accounts held with a Designated Bank / Broker-Dealer, no action is required by you. With respect to accounts held with a Non-Designated Broker-Dealer, you are required to submit duplicate trade confirmations and / or account statements, either on monthly or on a quarterly basis (depending on the time frame for which a statement is generated by the broker-dealer), to the Compliance Department no later than 30 days after the end of the calendar month or calendar quarter, as applicable. In the event that the broker-dealer is unable to routinely mail the documents to the Company, you are required to provide the documents to the Compliance Department by the deadline.

     B. EUROPE -- REPORT OF PERSONAL SECURITIES TRANSACTIONS

     Access Persons / Investment Persons carrying out transactions related to their reportable accounts, as defined above, must ensure that banks / brokers systematically report reportable transactions in these accounts to Compliance. Where this is not possible for legal reasons, Access Persons / Investment

                                    Internal

     Persons will report such transactions immediately after execution to Compliance and provide Compliance with an annual list of transactions issued by their bank or broker.

     In addition, it is the responsibility of Access Persons / Investment Persons to input their reportable personal account trades into the personal account dealing system promptly upon receipt of the contract note. You will find respective instructions on the landing page of the personal account dealing system.

     In addition, ASSOCIATED PERSONS of Allianz Global Investors U.S. LLC ("AllianzGI U.S.") and selected other Access Persons / Investment Persons may be requested by Compliance to provide Quarterly Transaction Reports not later than 30 days after the close of the calendar quarter in which the transaction takes place.

     C. ASIA PACIFIC -- REPORT OF PERSONAL SECURITIES TRANSACTIONS

     Access Persons / Investment Persons carrying out transactions related to their reportable accounts, as defined above, must ensure that banks / brokers systematically report reportable transactions in these accounts to Compliance. With respect to trading accounts with banks / brokers which do not provide automatic duplicate contract notes and regular statements to Compliance, Access Persons / Investment Persons are obliged to provide a copy of the contract notes and regular statements to Compliance on a timely basis.

     In addition, it is the responsibility of Access Persons / Investment Persons to input their reportable personal account trades into the personal account dealing system promptly upon receipt of the contract note. You will find respective instructions on the landing page of the personal account dealing system.

     Access Persons / Investment Persons located in Asia Pacific are required to confirm and certify the personal securities transactions through the personal account dealing system on a quarterly basis no later than 30 calendar days after the close of the calendar quarter.

     For Taiwan, this is a monthly requirement which must be completed within 10 calendar days after the month end, if there were reportable transactions during the respective month.

     For Korea, reports of detailed transactions are required on a monthly basis for Investment Persons and on a quarterly basis for Access Persons other than Investment Persons.

XV. INITIAL AND ANNUAL REPORT OF HOLDINGS

     Access Persons / Investment Persons located in the U.S. and Asia Pacific as well as ASSOCIATED PERSONS of AllianzGI U.S. located in Europe are required to disclose to their respective Compliance Departments their personal securities holdings (1) within 10 days of hire with the Company; (2) within 10 days of becoming an Access Person / Investment Person due to a category change under Chapter II of this Policy; (3) within 10 days of becoming an ASSOCIATED PERSONS of AllianzGI U.S.; and (4) on an annual basis within 45 calendar days after each year end.

XVI. INITIAL AND ANNUAL CERTIFICATION REQUIREMENTS

     The Company provides each COVERED PERSON with a copy of this Policy, at a minimum, upon hire and whenever material changes are made to the Policy. COVERED PERSONS may be required to acknowledge receipt of the Policy. In addition, COVERED PERSONS are required to annually certify their compliance with the provisions contained herein.

                                    Internal

     In addition to compliance with this Policy, there are other annual attestations required to be completed by you pertaining to this Policy which may vary by region. Your local Compliance Department will provide you with notification of, and instructions pertaining to, your annual certification requirements.

XVII. EXEMPTIONS FROM THIS POLICY

     You may apply for an exemption from a provision of this Policy by making a request in writing to the Compliance Department.

     No exemptions may be granted for those sections of this Policy that are mandated by regulation.

XVIII. CONSEQUENCES OF VIOLATIONS OF THIS POLICY

     Compliance with this Policy is considered a basic condition of employment with the Company. We take this Policy and your obligations under it very seriously. A potential violation of this Policy may constitute grounds for remedial actions, which may include, but are not limited to, a letter of caution, warning or censure, recertification of the Code of Ethics (including this Policy), disgorgement of profits, suspension of trading privileges, termination of officer title, and / or suspension or termination of employment, as permissible by law. Situations that are questionable may be resolved against your personal interests. Violations of this Policy may also constitute violations of law, which could result in criminal or civil penalties for you and the Company.

XIX. QUESTIONS CONCERNING THIS POLICY

     Given the seriousness of the potential consequences of violations of this Policy, all employees are urged to seek guidance with respect to issues that may arise. Determining whether a particular situation may create a potential conflict of interest, or the appearance of such a conflict, may not always be easy, and situations inevitably arise from time to time that require interpretation of this Policy as related to particular circumstances. If you are unsure whether a proposed transaction is consistent with this Policy, please contact the Compliance Department before initiating the transaction.

XX. GLOSSARY OF TERMS

     The following definitions apply to terms that appear in this Policy.

     AFFILIATED CLOSED-END FUNDS
     Includes all Closed-End Funds launched or managed by the Company. "Closed-End" means that the fund does have restrictions on the amount of shares it will issue. Closed-End Funds launched or managed by Pacific Investment Management LLC ("PIMCO") are not included for purposes of this definition.

     AFFILIATED FUNDS
     Includes all funds launched or managed by the Company, including but not limited to, open-end funds and closed-end funds. Funds launched or managed by PIMCO are not included for purposes of this definition.

     AFFILIATED OPEN-END FUNDS
     Includes all open-end funds launched or managed by the Company. "Open-End" means that the fund does not have restrictions on the amount of shares it will issue. Open-end funds launched or managed by PIMCO are not included for purposes of this definition.

     AFFILIATED U.S. REGISTERED CLOSED-END FUNDS
     Closed-end funds that are advised by AllianzGI U.S., sub-advised by NFJ Investment Group LLC ("NFJ") and/or distributed by AGID.

                                    Internal

     AGID REGISTERED REPRESENTATIVE
     A Covered Person who is a Registered Representative of AGID. A "registered representative" (also called a general securities representative) is licensed to sell Securities in the U.S and generally involves Covered Persons engaged in sales, trading and investment banking activities. A registered representative must be sponsored by a broker-dealer and pass the FINRA-administered Series 7 examination (known as the General Securities Representative Exam) or another Limited Representative Qualifications Exam. Some state laws and broker-dealer policies also require the Series 63 examination.

     ASSOCIATED PERSON
     Associated Persons of AllianzGI U.S. include Allianz Global Investors GmbH ("AllianzGI GmbH"), Allianz Global Investors Singapore Limited ("AllianzGI Singapore"), Allianz Global Investors Japan Co., Ltd. ("AllianzGI Japan"), Allianz Global Investors Asia Pacific Limited ("AllianzGI AP"), risklab GmbH ("risklab") and personnel of AllianzGI GmbH, AllianzGI Singapore, AllianzGI Japan, AllianzGI AP and risklab whose functions or duties relate to the determination and recommendations that AllianzGI U.S. makes to its U.S. CLIENTS or who have access to any information concerning which securities are being recommended to U.S. CLIENTS of AllianzGI U.S. prior to the effective dissemination of the recommendations. COVERED PERSONS will be informed by the local Compliance Department if they are deemed to be an Associated Person of AllianzGI U.S.

     BENEFICIAL INTEREST
     You will generally be deemed to have beneficial interest of securities held by closely connected persons to you (such as members of your immediate family sharing the same household and other individuals for whom you provide significant economic support), and securities held in investment vehicles for which you serve as general partner or managing member. You are also considered to have beneficial interest of securities held in a trust where (1) you act as trustee and either you or members of your immediate family have a vested interest in the principal or income of the trust; or
     (2) you act as settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

     In general, you may be deemed to have beneficial interest of a security if you have the power to sell or transfer the security or you have the power to direct the sale or transfer, if you have the power to vote the security or direct the power of the vote, or if you have an economic interest in the security.

     The terms "beneficial interest" and "beneficial ownership" are defined in relevant securities laws and can be complicated. Whether a COVERED PERSON has beneficial interest should be determined on the facts and circumstances of a particular transaction, and not simply on the basis of the legal form of the interest derived from such transaction.

     CLIENTS
     Accounts and funds that are managed, advised and sub-advised by the Company.

     COVERED PERSONS
     All officers, directors and employees of the Company, including TEMPORARY EMPLOYEES.

     EQUIVALENT SECURITY
     For purposes of the blackout period in connection with CLIENT orders and trades, "equivalent security" means any option, warrant, preferred stock, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to the value of the underlying security, or similar securities with a price derived from the value of the underlying security, or different share classes of the same issuer. As examples, Allianz SE common shares and an Allianz SE call option are deemed to be equivalent securities, and Berkshire Hathaway Inc. Class A shares and Berkshire Hathaway Inc. Class B shares are deemed to be equivalent securities. However, note that different corporate bonds and government bonds are not considered equivalent securities for purposes of the blackout period as they are viewed by each issue individually and not by the issuer of the bond. A corporate bond and a stock of the same issuer are not considered equivalent securities.

                                    Internal

     TEAM
     A Team refers to a group of Investment Professionals who have direct responsibility for the implementation of a strategy or exercise direct discretion over an account or subaccount.

     TEMPORARY EMPLOYEES
     Includes interns, temps, consultants and contractors on assignment with the Company.

                                    Internal

                                    APPENDIX

  QUICK REFERENCE GUIDE FOR SECURITIES SUBJECT TO PRE-CLEARANCE, REPORTING AND
                        SHORT-TERM TRADING RESTRICTIONS

The following chart describes certain types of securities and whether such securities are subject to the pre-clearance, reporting and Short-Term Trading Restriction under this Policy. Please note that this list is not intended to be a comprehensive list of every type of security.

ABBREVIATIONS USED IN TABLE BELOW:

     o    "AP": Access Person, see Chapter II for details

     o    "AsiaPac": Asia Pacific

     o    "ASSOCIATED PERSON": ASSOCIATED PERSON of AllianzGI U. S.

     o    "CP": COVERED PERSON, see Chapter XX for details

     o    "EU": Europe

     o    "IP": Investment Person, see Chapter II for details

     o    "JP": Japan

     o    "STTR": Short-Term Trading Restriction, see Chapter IX for details

     o    "TW": Taiwan

     o    "US": United States

------------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION                                              PRE-CLEARANCE, SEE      REPORTING, SEE        STTR, SEE CHAPTER IX
                                                          CHAPTER IV AND V      CHAPTER XIII - XV          NOTE THE LOCAL
                                                                                                        REQUIREMENTS FOR JP
                                                                                                               AND TW
------------------------------------------------------------------------------------------------------------------------------------
ADRs (American Depositary Receipt)                                 Yes                 Yes                        Yes
------------------------------------------------------------------------------------------------------------------------------------
AFFILIATED CLOSED-END FUNDS                                        Yes                 Yes                        Yes
------------------------------------------------------------------------------------------------------------------------------------
AFFILIATED OPEN-END FUNDS (23)                                 US / EU: No             Yes                 US / EU: No
                                                         AsiaPac: Yes for CP                            AsiaPac: Yes for CP
                                                         located in TW where                            located in TW where
                                                        any fund managed by                            any fund managed by
                                                        AllianzGI TW is subject                        AllianzGI TW is subject
                                                         to Pre-Clearance, No                            to STTR, No for all
                                                              for all others                                    others
------------------------------------------------------------------------------------------------------------------------------------
Agency Securities (FNMA, GNMA, FHLMC, etc.)                        Yes                 Yes                        Yes
------------------------------------------------------------------------------------------------------------------------------------
Allianz Fund Invest products (available in Europe only)            No                  No                         No
------------------------------------------------------------------------------------------------------------------------------------
Asset / Mortgage / Credit Backed Securities                        Yes                 Yes                        Yes
------------------------------------------------------------------------------------------------------------------------------------
Bankers' Acceptances                                               No                  No                         No
------------------------------------------------------------------------------------------------------------------------------------
Certificates of Deposit                                            No                  No                         No
------------------------------------------------------------------------------------------------------------------------------------


----------
(23) Transactions in AFFILIATED FUNDS in the Deferral into Funds and the U.S. Allianz 401(k) accounts are not required to be pre-cleared or reported directly by COVERED PERSONS, however statements of such accounts may be reviewed by Compliance. In Europe, this review will be limited to accounts of ASSOCIATED PERSONS of AllianzGI U.S.

                                    Internal

------------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION                                              PRE-CLEARANCE, SEE      REPORTING, SEE        STTR, SEE CHAPTER IX
                                                          CHAPTER IV AND V      CHAPTER XIII - XV          NOTE THE LOCAL
                                                                                                        REQUIREMENTS FOR JP
                                                                                                               AND TW
------------------------------------------------------------------------------------------------------------------------------------
Commercial Paper                                                  No                      No                     No
------------------------------------------------------------------------------------------------------------------------------------
Commodities, Commodities Futures, Commodities                     No                      No                     No
Options, and Currency Futures
------------------------------------------------------------------------------------------------------------------------------------
Common Stock and derivatives thereon                              Yes                    Yes                    Yes
------------------------------------------------------------------------------------------------------------------------------------
Convertible Bonds                                                 Yes                    Yes                    Yes
------------------------------------------------------------------------------------------------------------------------------------
Contracts for Differences or spread bets linked to a        Depending on           Depending on           Depending on
security or other financial instrument                        underlying             underlying              underlying
------------------------------------------------------------------------------------------------------------------------------------
Corporate Bonds                                                   Yes                    Yes                    Yes
------------------------------------------------------------------------------------------------------------------------------------
Enterprise Investment Schemes (UK only)                           No                     Yes                     No
------------------------------------------------------------------------------------------------------------------------------------
Equity Linked Notes on single stocks                              Yes                    Yes                    Yes
------------------------------------------------------------------------------------------------------------------------------------
Foreign Currency Options                                          No                      No                     No
------------------------------------------------------------------------------------------------------------------------------------
GDR (Global Depositary Receipt)                                   Yes                    Yes                    Yes
------------------------------------------------------------------------------------------------------------------------------------
Index Options, Index Futures and other securities with            No                     Yes                     No
an index as underlying, e.g. unaffiliated Exchange
Traded Notes (ETN)
------------------------------------------------------------------------------------------------------------------------------------
Initial Public Offerings (IPOs)                                   Yes                    Yes                    Yes
                                                        Note: prohibited in JP Note: prohibited in JP Note: prohibited in JP
------------------------------------------------------------------------------------------------------------------------------------
Instruments issued by the national governments of the             No                     Yes                     No
G8 member countries, (Canada, France, Germany,
Italy, Japan, Russia U.K. and the U.S.) as well as Hong
Kong, Korea, Singapore and Taiwan, and the related
derivatives
------------------------------------------------------------------------------------------------------------------------------------
Money Market Funds, including Affiliated Money                    No                      No                     No
Market Funds
                                                        TW CP: Yes for funds   TW CP: Yes for funds   TW CP: Yes for funds
                                                        managed by AllianzGI   managed by AllianzGI   managed by AllianzGI
                                                                  TW                     TW                      TW
------------------------------------------------------------------------------------------------------------------------------------
Municipal Bonds                                                   Yes                    Yes                    Yes
------------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares and derivatives thereon                           Yes                    Yes                    Yes
------------------------------------------------------------------------------------------------------------------------------------
"Plan d'Epargne Entreprise" (PEE) or a "Plan                Yes (sale only)              Yes                    Yes
d'Epargne Groupe" (PEG): Sales of the French Funds
(FCPE) invested exclusively in Allianz SE shares
acquired in the context of a PEE or PEG (France only)
------------------------------------------------------------------------------------------------------------------------------------
Preferred Stock and derivatives thereon                           Yes                    Yes                    Yes
------------------------------------------------------------------------------------------------------------------------------------
Private Placements (including hedge funds, Private                Yes                    Yes                    Yes
------------------------------------------------------------------------------------------------------------------------------------

                                    Internal

------------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION                                              PRE-CLEARANCE, SEE      REPORTING, SEE        STTR, SEE CHAPTER IX
                                                          CHAPTER IV AND V      CHAPTER XIII - XV          NOTE THE LOCAL
                                                                                                        REQUIREMENTS FOR JP
                                                                                                               AND TW
------------------------------------------------------------------------------------------------------------------------------------
Equity and PIPEs)
------------------------------------------------------------------------------------------------------------------------------------
Real Estate Investment Trusts (REITs)                           Yes                   Yes                       Yes
------------------------------------------------------------------------------------------------------------------------------------
Repurchase Agreements                                           No                     No                        No
------------------------------------------------------------------------------------------------------------------------------------
Secondary Offerings and Debt Offerings                          Yes                   Yes                       Yes
------------------------------------------------------------------------------------------------------------------------------------
Supranational Bonds                                             Yes                   Yes                       Yes
------------------------------------------------------------------------------------------------------------------------------------
UK Investment Trusts (affiliated and unaffiliated)              Yes                   Yes                       Yes
------------------------------------------------------------------------------------------------------------------------------------
Unaffiliated Closed-End Funds                                   No                    Yes                        No
------------------------------------------------------------------------------------------------------------------------------------
Unaffiliated Exchange-Traded Funds (Unaffiliated                No                    Yes                        No
ETFs)
------------------------------------------------------------------------------------------------------------------------------------
Unaffiliated Open-End Funds if the purchase or sale IS          No                     No                        No
NOT EXECUTED ON AN EXCHANGE
------------------------------------------------------------------------------------------------------------------------------------
Unaffiliated Open-End Funds if the purchase or sale IS          No                    Yes                        No
EXECUTED ON AN EXCHANGE
------------------------------------------------------------------------------------------------------------------------------------
U.S. Savings Bonds                                              No                     No                        No
------------------------------------------------------------------------------------------------------------------------------------
Warrants                                                  Depending on          Depending on              Depending on
                                                            underlying             underlying                underlying
------------------------------------------------------------------------------------------------------------------------------------
Zertifikate (e.g. Indexzertifikat, Bonuszertifikat,       Depending on          Depending on              Depending on
Aktienanleihe etc.)                                         underlying             underlying                underlying
------------------------------------------------------------------------------------------------------------------------------------

                                    Internal

                 QUICK REFERENCE GUIDE FOR REPORTABLE ACCOUNTS

The following chart describes certain types of accounts and whether such accounts are subject to the reporting provisions under this Policy. Please note that this list is not intended to be a comprehensive list of every type of account in every location.

------------------------------------------------------------------------------------------------------------------------------------
ACCOUNT TYPE                                                      REPORTABLE    ADDITIONAL CONSIDERATIONS
------------------------------------------------------------------------------------------------------------------------------------
ALL REGIONS
------------------------------------------------------------------------------------------------------------------------------------
Accounts that are fully managed by a third party where you do     Yes           Note that you need to inform Compliance of such
not have discretion                                                             accounts. However, transactions in such accounts
                                                                                are not reportable.
                                                                                Restrictions may be placed on the trading of
                                                                                particular securities within a fully managed account
                                                                                due to regulatory requirements for certain COVERED
                                                                                PERSONS. COVERED PERSONS subject to this
                                                                                requirement will be notified by the Compliance
                                                                                Department.
------------------------------------------------------------------------------------------------------------------------------------
Accounts that you may use to hold reportable securities even if   Yes
the account currently only holds Fully Exempt positions
------------------------------------------------------------------------------------------------------------------------------------
Allianz Equity Incentive                                          No
------------------------------------------------------------------------------------------------------------------------------------
Allianz Plan Accounts (e.g. Allianz Employee Stock Purchase       Yes
Plan)
------------------------------------------------------------------------------------------------------------------------------------
Automatic Investment Plans                                        Yes           In locations where such plans are separate from
                                                                                other brokerage accounts. Includes Direct Stock
                                                                                Purchase Plans and Dividend Reinvestment Plans
                                                                                (DRIPs).
------------------------------------------------------------------------------------------------------------------------------------
Accounts for the direct or indirect benefit of you or a closely   Yes           Only accounts for dealing in financial instruments
connected person
------------------------------------------------------------------------------------------------------------------------------------
Accounts over which you exercise or have the legal ability to     Yes           This includes Custodial Accounts and Trust Accounts
exercise investment discretion or trading authority, regardless of BENEFICIAL INTEREST
------------------------------------------------------------------------------------------------------------------------------------
Investment Club accounts                                          Yes           Only accounts for dealing in financial instruments
------------------------------------------------------------------------------------------------------------------------------------
Checking / Current Accounts                                       No            Provided the account has no brokerage capability
------------------------------------------------------------------------------------------------------------------------------------
Commodities Accounts that trade futures and options on a          No            In locations where such accounts are separate from
commodities exchange                                                            other brokerage accounts
------------------------------------------------------------------------------------------------------------------------------------
Deferral into Funds Plan                                          Yes           Transactions in AFFILIATED FUNDS in the Deferral
                                                                                into Funds Plan are not required to be reported
                                                                                directly by COVERED PERSONS, however statements of
                                                                                such accounts may be reviewed by Compliance. In
                                                                                Europe, this review will be limited to accounts of
                                                                                ASSOCIATED PERSONS of AllianzGI U.S.
------------------------------------------------------------------------------------------------------------------------------------
Deferred Compensation Plan Accounts (Non-Allianz)                 Yes
------------------------------------------------------------------------------------------------------------------------------------
Employee Stock Purchase Plans (Non-Allianz)                       Yes           In locations where such accounts are separate from
                                                                                other brokerage accounts. Includes accounts that
                                                                                can only hold a company's restricted shares
------------------------------------------------------------------------------------------------------------------------------------
US SPECIFIC
------------------------------------------------------------------------------------------------------------------------------------
Allianz Asset Management of America L.P. 401(k) Plan              Yes
------------------------------------------------------------------------------------------------------------------------------------

                                    Internal

------------------------------------------------------------------------------------------------------------------------------------
ACCOUNT TYPE                                                      REPORTABLE    ADDITIONAL CONSIDERATIONS
------------------------------------------------------------------------------------------------------------------------------------
Allianz Asset Management of America L.P. Roth 401(k) Plan             Yes
------------------------------------------------------------------------------------------------------------------------------------
Allianz Asset Executive Deferred Compensation Plan Account            Yes
("DCP Account")
------------------------------------------------------------------------------------------------------------------------------------
AllianzGI Class A Shares Purchase Program (through BFDS)              Yes
------------------------------------------------------------------------------------------------------------------------------------
AllianzGI Institutional Shares Purchase Program (through              Yes
BFDS)
------------------------------------------------------------------------------------------------------------------------------------
Allianz Institutional Shares Purchase Program (through                Yes
Charles Schwab)
------------------------------------------------------------------------------------------------------------------------------------
Allianz Personal Choice Retirement Account ("PCRA Account")           Yes
------------------------------------------------------------------------------------------------------------------------------------
CollegeAccess 529 Plan distributed by AGID                            Yes
------------------------------------------------------------------------------------------------------------------------------------
MI 529 Advisor Plan distributed by AGID                               Yes
------------------------------------------------------------------------------------------------------------------------------------
OklahomaDream 529 Plan distributed by AGID                            Yes
------------------------------------------------------------------------------------------------------------------------------------
401(k) Plans and other Retirement and Savings Accounts                Yes
(Non-Allianz)
------------------------------------------------------------------------------------------------------------------------------------
529 Plans (Non-Allianz)                                               No
------------------------------------------------------------------------------------------------------------------------------------
Fixed Annuity Accounts                                                No
------------------------------------------------------------------------------------------------------------------------------------
Individual Retirement Accounts (IRAs), including but not limited      Yes
to: Rollover IRAs, Contributory IRAs, Roth IRAs, SEP IRAs
and SIMPLE IRA Accounts
------------------------------------------------------------------------------------------------------------------------------------
Variable Annuity Accounts                                             Yes
------------------------------------------------------------------------------------------------------------------------------------
GERMANY SPECIFIC
------------------------------------------------------------------------------------------------------------------------------------
Allianz Fund Invest accounts                                          No
------------------------------------------------------------------------------------------------------------------------------------
Riester-Rente                                                         No        Irrespective of type
------------------------------------------------------------------------------------------------------------------------------------
Rorup-Rente                                                          No         Irrespective of type
------------------------------------------------------------------------------------------------------------------------------------
UK SPECIFIC
------------------------------------------------------------------------------------------------------------------------------------
Enterprise Investment Scheme ("EIS")                                  Yes
------------------------------------------------------------------------------------------------------------------------------------
Individual Savings Accounts ("ISAs") including Junior ISAs and        Yes
Lifetime ISAs
------------------------------------------------------------------------------------------------------------------------------------
Self-invested Personal Pensions ("SIPPs")                             Yes
------------------------------------------------------------------------------------------------------------------------------------
FRANCE SPECIFIC
------------------------------------------------------------------------------------------------------------------------------------
PEE (Plan d'Epargne Entreprise) or PEG (Plan d'Epargne                Yes
Groupe), when FCPE contained in is fully invested in Allianz shares (namely FCPE "Actions Allianz")
------------------------------------------------------------------------------------------------------------------------------------
PEE (Plan d'Epargne Entreprise), when SICAV or FCPE                   No
contained in are NOT fully invested in Allianz shares
------------------------------------------------------------------------------------------------------------------------------------
ITALY SPECIFIC
------------------------------------------------------------------------------------------------------------------------------------
Accounts for mutual funds positions                                   Yes       Only for AFFILIATED FUNDS or unaffiliated funds
                                                                                traded on an exchange
------------------------------------------------------------------------------------------------------------------------------------

                                                                              44

                                    Internal

------------------------------------------------------------------------------------------------------------------------------------
ACCOUNT TYPE                                                      REPORTABLE    ADDITIONAL CONSIDERATIONS
------------------------------------------------------------------------------------------------------------------------------------
HONG KONG SPECIFIC
------------------------------------------------------------------------------------------------------------------------------------
AllianzGI retirement schemes (i.e. Mandatory Provident Fund            No
("MPF")/Occupational Retirement Scheme Ordinance
("ORSO") Scheme)
------------------------------------------------------------------------------------------------------------------------------------
JAPAN SPECIFIC
------------------------------------------------------------------------------------------------------------------------------------
Nippon Individual Saving Accounts ("NISAs") including Junior           Yes
NISAs
------------------------------------------------------------------------------------------------------------------------------------
Defined Contribution and Defined Benefit pension schemes               No
and any other pension schemes
------------------------------------------------------------------------------------------------------------------------------------
KOREA SPECIFIC
------------------------------------------------------------------------------------------------------------------------------------
Individual Savings Accounts ("ISAs")                                   Yes
------------------------------------------------------------------------------------------------------------------------------------
Defined Contribution pension scheme                                    No
------------------------------------------------------------------------------------------------------------------------------------
Employee Fund Savings Plan                                             Yes
------------------------------------------------------------------------------------------------------------------------------------

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                                    Internal